SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Hess Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

HESS CORPORATION

1185 AVENUE OF THE AMERICAS

NEW YORK, N.Y. 10036

[                    ], 2013

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders, which will be held at [            ], on Thursday, May 16, 2013, at [            ], local time. The formal notice of annual meeting and proxy statement, which are contained in the following pages, outline the action to be taken by the stockholders at the meeting. You should also have received a WHITE proxy card and postage-paid return envelope. WHITE proxy cards are being solicited on behalf of our board of directors.

Your vote will be especially important at the meeting. As you may have heard, Elliott Associates, L.P. and Elliott International, L.P. (together with their affiliates and related parties, “Elliott”) has notified the company that Elliott intends to nominate a slate of five nominees for election as directors at the meeting in opposition to the nominees recommended by our board of directors and to present a proposal to repeal any by-laws adopted without stockholder approval since February 2, 2011 (the “Elliott Proposal”).

The board of directors does not endorse any Elliott nominees and unanimously recommends that you vote FOR the election of each of the nominees proposed by the board of directors and AGAINST the Elliott Proposal. The board of directors strongly urges you not to sign or return any proxy card sent to you by Elliott. If you have previously submitted a proxy card sent to you by Elliott, you can revoke that proxy and vote for our board of directors’ nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

It is important that your shares be represented at the meeting whether or not you are personally able to attend. Accordingly, after reading the attached Notice of Annual Meeting of Stockholders and Proxy Statement, please promptly submit your proxy by telephone, internet or mail as described in your WHITE proxy card. If you submit your proxy over the internet, you will have the opportunity to agree to receive future stockholder documents electronically via email, and we encourage you to do so. If you choose to submit your vote by traditional proxy or voting instruction card, please sign, date and mail the WHITE card in the enclosed pre-addressed reply envelope. Your cooperation will be appreciated.

Sincerely yours,

Chairman of the Board

and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The attached proxy statement is dated [                    ], 2013 and is first being mailed to stockholders on or about [                    ], 2013.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

HESS CORPORATION

1185 AVENUE OF THE AMERICAS

NEW YORK, N.Y. 10036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 16, 2013, at [            ]

To the Stockholders:

The annual meeting of stockholders of Hess Corporation will be held at [            ], on Thursday, May 16, 2013, at [            ], local time, for the following purposes:

1.	To elect five directors for the ensuing three-year term (pages 1 to of the accompanying proxy statement);

2.	To act upon the ratification of the selection by the audit committee of Ernst & Young LLP as independent auditors (pages and );

3.	To conduct a non-binding advisory vote to approve the compensation of our named executive officers (pages to );

4.	To act upon a proposal to amend the company’s restated certificate of incorporation and by-laws to declassify the board of directors (pages to );

5.	To act upon stockholder proposals described in the accompanying proxy statement if properly introduced at the meeting (pages to );

6.	To act upon a stockholder proposal submitted by Elliott Associates, L.P. and Elliott International, L.P. (together with their affiliates and related parties, “Elliott”) to repeal provisions or amendments of the company’s by-laws, if any, adopted without stockholder approval after February 2, 2011 and prior to the annual meeting (the “Elliott Proposal”) if properly introduced at the meeting (pages to ); and

7.	To transact any other business which properly may be brought before the meeting.

All stockholders are cordially invited to attend, although only stockholders of record at the close of business on April 8, 2013, the record date for the annual meeting, will be entitled to vote at the meeting.

Please note that Elliott has notified the company of its intent to nominate a slate of five nominees for election as directors at the meeting in opposition to the nominees by our board of directors and to present the Elliott Proposal. You may receive solicitation materials from Elliott, including proxy statements and proxy cards. We are not responsible for the accuracy of any information provided by or relating to Elliott or its nominees contained in solicitation materials filed or disseminated by or on behalf of Elliott or any other statements Elliott may make.

The board of directors does not endorse any Elliott nominees and unanimously recommends that you vote FOR the election of each of the nominees proposed by the board of directors and AGAINST the Elliott Proposal. Our board of directors strongly urges you not to sign or return any proxy card sent to you by Elliott. If you have previously submitted a proxy card sent to you by Elliott, you can revoke that proxy and vote for our board of directors’ nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

By order of the board of directors,

George C. Barry

Secretary

New York, New York

[                    ], 2013

YOUR VOTE IS IMPORTANT

You are urged to date, sign and promptly return the WHITE proxy card in the envelope provided to you, or to use the telephone or internet method of voting described in your WHITE proxy card, so that if you are unable to attend the meeting your shares can be voted.

Hess Corporation’s proxy statement and 2012 annual report are available at http://[                ]

HESS CORPORATION

PROXY STATEMENT

The enclosed proxy is solicited by the board of directors of Hess Corporation for use at the annual meeting of stockholders to be held on Thursday, May 16, 2013, at [            ], local time. The company’s principal executive office is located at 1185 Avenue of the Americas, New York, New York 10036. On or about [                    ], 2013, we mailed this proxy statement, the notice of annual meeting and the accompanying WHITE proxy card to our stockholders.

Holders of record of common stock of the company at the close of business on April 8, 2013 will be entitled to vote at the annual meeting. Each share of common stock will be entitled to one vote. On April 8, 2013, the record date for the annual meeting, there were [            ] shares of common stock outstanding. There are no other voting securities of the company outstanding.

If you are a registered stockholder, you can simplify your voting by using the internet or calling a toll-free telephone number. Internet and telephone voting information is provided on the WHITE proxy card. If you vote via the internet or by telephone, there is no need to return a signed proxy card. However, you may still vote by proxy by using the WHITE proxy card.

Proxies will be voted at the annual meeting in accordance with the specifications you make on the proxy. If you sign the WHITE proxy card or submit a proxy by telephone or over the internet and do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of the board of directors (See “Questions and Answers about the Annual Meeting and Voting”).

Brokers are not permitted to vote your shares with respect to any proposals at the annual meeting without your instructions as to how to vote. Please instruct your broker how to vote your shares using the voting instruction form provided by your broker. Please return your completed WHITE proxy card or voting instruction form to your broker and contact the person responsible for your account so that your vote can be counted.

Please note that Elliott has notified the company of its intent to nominate a slate of five nominees for election as directors at the meeting in opposition to the nominees by our board of directors and present the Elliott Proposal. You may receive solicitation materials from Elliott, including proxy statements and proxy cards. We are not responsible for the accuracy of any information provided by or relating to Elliott or its nominees contained in solicitation materials filed or disseminated by or on behalf of Elliott or any other statements Elliott may make.

The board of directors does not endorse any Elliott nominees and unanimously recommends that you vote FOR the election of each of the nominees proposed by the board of directors and AGAINST the Elliott Proposal. Our board of directors strongly urges you not to sign or return any proxy card sent to you by Elliott. If you have previously submitted a proxy card sent to you by Elliott, you can revoke that proxy and vote for our board of directors’ nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

You have received these proxy materials because you are a Hess Corporation stockholder, and our board of directors is soliciting authority, or proxy, to vote your shares at the 2013 annual meeting of stockholders. The proxy materials include our notice of annual meeting of stockholders, proxy statement and 2012 annual report. These materials also include the WHITE proxy card and postage-paid return envelope or voting instruction form for the annual meeting. WHITE proxy cards are being solicited on behalf of our board of directors. The proxy materials include detailed information about the matters that will be discussed and voted on at the meeting, and provide updated information about our company that you should consider in order to make an informed decision when voting your shares. The proxy materials are first being furnished to stockholders on or about [                    ], 2013.

There are eight proposals scheduled to be voted on at the annual meeting:

•	Proposal 1: Election of five director nominees;

•	Proposal 2: Ratification of the selection of Ernst & Young LLP as independent auditors for fiscal year ending December 31, 2013;

•	Proposal 3: Advisory approval of the compensation of our named executive officers;

•	Proposal 4: Approval of an amendment to the company’s restated certificate of incorporation and by-laws to declassify the board of directors;

•	Proposal 5: Stockholder proposal recommending that the board of directors adopt a policy that requires an independent chairman;

•	Proposal 6: Stockholder proposal recommending that the board of directors take action to implement a simple majority vote standard;

•	Proposal 7: Stockholder proposal recommending that the company provide a report regarding political contributions; and

•

Proposal 8: Stockholder proposal submitted by Elliott recommending that the company repeal any provision or amendment of the by-laws adopted without stockholder approval after February 2, 2011 and prior to the annual meeting.

Have other candidates been nominated for election as directors at the annual meeting in opposition to the board of director’s nominees?

Yes. Elliott, a stockholder of the company, has notified the company of its intent to nominate a slate of five nominees for election as directors at the annual meeting in opposition to the nominees recommended by our board of directors. Our board does not endorse any Elliott nominees and unanimously recommends that you vote FOR the election of each of the nominees proposed by the board of directors by using the WHITE proxy card accompanying this proxy statement. Our board strongly urges you not to sign or return any proxy card sent to you by Elliott.

Can I access the proxy materials on the internet?

Yes. The company’s proxy statement and 2012 annual report are available at http://[                                         ].

How do I attend the annual meeting?

The annual meeting will be held at [        ] on Thursday, May 16, 2013 at [        ], local time. When you arrive, signs will direct you to the appropriate room. Please note that the doors to the meeting room will not be open until [        ]. You should be prepared to present valid government-issued photo identification, such as a driver’s license or passport, for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the annual meeting. If you are a beneficial owner, you must provide proof of beneficial ownership on the record date, such as your account statement showing that you owned our stock as of April 8, 2013, a copy of the voting instruction form provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide valid government-issued photo identification and comply with the other procedures outlined above, you will not be admitted to the annual meeting. You do not need to attend the annual meeting to vote. Even if you plan to attend the annual meeting, please submit your vote in advance as instructed herein.

What is the quorum requirement for holding the 2013 annual meeting?

A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum at the annual meeting. Abstentions will be counted as shares present for purposes of determining the presence of a quorum for the transaction of business.

Who can vote?

Holders of record of common stock at the close of business on April 8, 2013 will be entitled to vote at the annual meeting. Each share of common stock will be entitled to one vote on all matters properly brought before the meeting. On April 8, 2013, the record date for the annual meeting, there were [            ] shares of common stock outstanding. There are no other voting securities of the company outstanding.

What is the difference between holding shares as a holder of record and as a beneficial owner?

If at the close of business on April 8, 2013, the record date for the annual meeting, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If that organization is not given specific direction, shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the annual meeting. Brokers are not permitted to vote your shares with respect to any proposals at the annual meeting without your instructions as to how to vote. Please instruct your broker how to vote your shares using the voting instruction form provided by your broker. Please return your completed WHITE proxy card or voting instruction form to your broker and contact the person responsible for your account or vote by internet or telephone so that your vote can be counted.

How do I vote my shares?

You may vote your shares using one of the following methods:

•	Over the internet. If you have access to the internet, by submitting the proxy following the instructions included on your WHITE proxy card for voting over the internet.

•	By telephone. You can vote by calling a toll-free telephone number listed on the WHITE proxy card. Please refer to your WHITE proxy card for instructions on voting by phone.

•	By mail. You may vote your shares by completing, signing and mailing the WHITE proxy card included with your proxy materials. Please refer to your WHITE proxy card for instructions on voting by mail.

•

In person at the annual meeting. Stockholders are invited to attend the annual meeting and vote in person at the annual meeting. If you are a beneficial owner of shares you must obtain a legal proxy from the bank, broker or other holder of record of your shares to be entitled to vote those shares in person at the meeting.

A control number, located on the instruction sheet attached to the WHITE proxy card, is designated to verify your identity and allow you to vote your shares and confirm that your voting instructions have been recorded properly. If you vote via the internet or by telephone, there is no need to return a signed WHITE proxy card. However, you may still vote by proxy by using the WHITE proxy card.

Can I change my vote?

Yes. You may revoke the proxy at any time prior to its use by:

•	delivering a written notice to the secretary of the company, mailed to the company’s principal executive office at 1185 Avenue of the Americas, New York, New York 10036;

•	executing and submitting a later-dated proxy;

•	re-voting your shares by telephone or on the internet; or

•	attending the annual meeting and voting in person.

If you have previously signed a proxy card sent to you by Elliott, you may change your vote by marking, signing, dating and returning the enclosed WHITE proxy card in the accompanying post-paid envelope or by voting by telephone or via the Internet by following the instructions on your WHITE proxy card. Submitting a proxy card sent to you by Elliott will revoke votes you have previously made via the company’s WHITE proxy card.

Only the latest validly executed proxy that you submit will be counted.

What vote is required to approve each of the proposals?

•

Proposal 1: Election of directors: Elliott has notified the board of directors of its intent to nominate a slate of five nominees for election as directors of the company at the 2013 annual meeting in opposition to the nominees recommended by the board. As a result, the election of directors is considered a contested election as defined in the company’s by-laws. This means that, although the company does not know whether

Elliott will, in fact, nominate any individuals for election as directors at the annual meeting, the five nominees receiving the highest number of FOR votes will be elected at the annual meeting. Withholdings will be counted as present for the purposes of this vote but are not counted as votes cast. Broker non-votes will not be counted as present and are not entitled to vote on the proposal. In the event that Elliott withdraws its nominees on or prior to the day before we mail this proxy statement to stockholders, our by-laws provide for majority voting in uncontested elections of directors. In such case, to be elected as a director of the company at the 2013 annual meeting, nominees must receive a majority of the votes cast. A majority of votes cast means that the number of shares voted “FOR” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election.

•

Proposal 2: Ratification of selection of independent registered public accountants: Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted as present for purposes of this vote and will have the effect of a vote against the proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

•

Proposal 3: Advisory vote to approve the compensation of the named executive officers: Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted as present for the purposes of this vote and will have the effect of a vote against the proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

•

Proposal 4: Amend the company’s restated certificate of incorporation and by-laws to declassify the board of directors: Approval of this proposal requires the affirmative vote of 80% of the outstanding shares of common stock. Therefore, abstentions and broker non-votes will have the effect of a vote against the proposal.

•

Proposals 5 — 8: Stockholder proposals: Approval of these proposals requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted as present for the purposes of this vote and will have the effect of a vote against these proposals. Broker non-votes will not be counted as present and are not entitled to vote on these proposals.

What are the recommendations of the board of directors?

The board of directors recommends that you vote your shares on your WHITE proxy card:

•	FOR the election of directors nominated herein,

•	FOR the proposal to ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2013,

•	FOR the advisory approval of the compensation of our named executive officers,

•	FOR the proposal to amend our restated certificate of incorporation and by-laws to declassify the board of directors, and

•	AGAINST the stockholder proposals recommending an independent chairman, a simple majority vote standard, a report regarding political contributions and AGAINST the Elliott Proposal.

The board strongly urges you not to sign or return any proxy card sent to you by Elliott.

What should I do with the proxy cards sent to me by Elliott?

Elliott has notified the company of its intent to propose its own director nominees for election at the annual meeting and to present the Elliott Proposal. The company does not know whether Elliott will in fact nominate individuals for election as directors at the annual meeting and present the Elliott Proposal or solicit proxies. The nominations and proposals made by Elliott have NOT been endorsed by the board. The company is not responsible for the accuracy of any information contained in any proxy solicitation materials used by Elliott or any other statements that they may otherwise make.

Our board does not endorse any Elliott nominees and opposes the Elliott Proposal and unanimously recommends that you disregard any proxy card that may be sent to you by Elliott. Voting to “withhold” with respect to any of Elliott’s nominees on its proxy card is not the same as voting for our board’s nominees, because a vote to “withhold” with respect to any of Elliott’s nominees on its proxy card will revoke any previous proxy submitted by you. If you have already voted using a proxy card sent to you by Elliott, you have every right to change it and we urge you to revoke that proxy by voting in favor of our board’s nominees by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted — any proxy may be revoked at any time prior to its exercise at the annual meeting by following the instructions under “Can I change my vote?” on page [5]. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, MacKenzie Partners Inc., toll free at (800) 322-2885 or directly at (212) 929-5500.

What does it mean if I receive more than one WHITE proxy card on or about the same time?

It generally means you hold shares registered in more than one account. In order to vote all of your shares, please sign and return each WHITE proxy card or, if you vote via the internet or telephone, vote once for each WHITE proxy card you receive.

If Elliott proceeds with its previously announced alternative director nominations, we will likely conduct multiple mailings prior to the annual meeting date so that stockholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. The latest-dated proxy you submit will be counted, and, if you wish to vote as recommended by the board of directors then you should only submit WHITE proxy cards.

What if I do not specify how I want my shares to be voted?

If you are the record holder of your shares and do not specify on your WHITE proxy card (or when giving your proxy by telephone or the internet) how you want to vote your shares, your shares will be voted:

•	FOR the election of directors nominated herein,

•	FOR the proposal to ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2013,

•	FOR the advisory approval of the compensation of our named executive officers, and

•	FOR the proposal to amend our restated certificate of incorporation and by-laws to declassify the board,

•	AGAINST the stockholder proposals recommending an independent chairman, a simple majority vote standard, a report regarding political contributions and AGAINST the Elliott Proposal.

If you are a beneficial owner of shares and do not specify how you want to vote, your shares may not be voted by the record holder and will not be considered as present and entitled to vote on any matter to be considered at the annual meeting. If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

What is the effect of an “ABSTAIN” vote?

Abstentions are considered to be present and entitled to vote with respect to each relevant proposal, but will not be considered a vote cast with respect to that proposal. Therefore, an abstention will effectively be a vote against each of the proposals, except for the election of directors.

What is a “broker non-vote”?

A “broker non-vote” occurs when a beneficial owner of shares held by a broker, bank or other nominee fails to provide the record holder with voting instructions on any “non-routine” matters brought to a vote at a stockholder meeting.

Under the rules of the New York Stock Exchange, “non-routine” matters include the election of directors, the advisory vote to approve the compensation of named executive officers, amendments to the company’s charter to declassify the board of directors, the stockholder proposals and the Elliott Proposal described in this proxy statement. As such, a broker may not vote your shares with respect to such matters without your instructions. Given the contested nature of the election, the rules of the New York Stock Exchange do not permit broker discretionary authority to vote on any proposals to be voted on at the meeting, whether routine or not.

If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

What should I do if I have other questions?

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, MacKenzie Partners Inc., toll free at (800) 322-2885 or directly at (212) 929-5500.

Additional Information

Availability of additional materials

The company will provide to any person whose proxy is solicited by this proxy statement, without charge, upon written request to the company’s corporate secretary at the company’s principal executive office at 1185 Avenue of the Americas, New York, New York 10036, a copy of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, or the company’s proxy statement.

The information provided on the company’s website (www.hess.com) is referenced in this proxy statement for information purposes only. Neither the information on the company’s website, nor the information in the company’s sustainability report, shall be deemed to be a part of or incorporated by reference into this proxy statement or any other filings we make with the Securities and Exchange Commission.

Proxy solicitation expenses

The cost of preparing and mailing the notice of annual meeting, this proxy statement and the accompanying proxy and the cost of solicitation of proxies on behalf of the board of directors will be borne by the company. Solicitations may be made by mail, internet, telephone, fax, town hall meetings, press releases, press interviews and/or through the use of the company’s investor relations website. Some personal solicitation may be made by directors, officers and employees named in Annex B without special compensation, other than reimbursement for expenses. In addition, MacKenzie Partners Inc. has been retained to aid in the solicitation. Its fees for this solicitation are not expected to exceed $[        ]. In addition, the company has agreed to reimburse MacKenzie Partners Inc. for its expenses. The company’s aggregate expenses, including those of MacKenzie Partners Inc., related to the solicitation in excess of those normally spent for an annual meeting as a result of the potential proxy contest and excluding salaries and wages of our officers and regular employees, are expected to be approximately $[        ], of which approximately $[        ] has been spent to date. The company has agreed to indemnify MacKenzie Partners Inc. against certain liabilities relating to or arising out of their engagement. MacKenzie Partners Inc. estimates that approximately 50 of its employees will assist in this proxy solicitation, which they may conduct personally, by mail, internet, telephone, fax, email, town hall meetings, press releases, press interviews and/or through the use of the company’s investor relations website. Additional information about persons who are participants in this proxy solicitation is set forth in Annex B. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable and documented expenses in connection therewith.

Submission of stockholder proposals for the 2014 annual meeting

Proposals which stockholders wish to include in the company’s proxy materials relating to the 2014 annual meeting of stockholders must be received by the corporate secretary at the address below no later than November [    ], 2013. Such proposals must meet the requirements of the Securities and Exchange Commission to be eligible for inclusion in the company’s proxy materials. Proposals must be addressed to:

Hess Corporation

1185 Avenue of the Americas

New York, N.Y. 10036

Attn: Corporate Secretary

Any stockholder proposal for the 2014 annual meeting which the proponent does not wish to include in the company’s proxy materials for that meeting will be subject to the discretionary authority of proxies solicited by the board of directors unless notice of the proposal is received by the company at the above address on or before [                    ], 2014. Pursuant to the company’s by-laws, stockholder nominations of candidates for election at the 2014 annual meeting must be received on or prior to February 14, 2014 together with the information required by such provision.

BACKGROUND OF THE SOLICITATION

On January 25, 2013, Elliott notified the company by letter that it intended to file notices under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”) to enable Elliott to acquire more than $800 million of the company’s common stock, beyond those shares Elliott may already own. In a separate letter from Elliott’s counsel, Elliott informed the company that it was considering nominating candidates for election to Hess’s board of directors at Hess’s upcoming 2013 annual meeting and asked the company to confirm whether a proposed form of representations that would be provided by Elliott nominees complied as to form. By written letter to Elliott’s counsel that same day, the company provided the requested confirmation and advised Elliott of the nomination deadline.

On January 28, 2013, the company publicly confirmed that it had received the foregoing notices from Elliott.

On January 29, 2013, Elliott publicly filed various solicitation materials, including a presentation and press release concerning proposals for restructuring the company and identifying its proposed director candidates.

On January 30, 2013, Elliott delivered a notice to the company proposing to nominate a slate of five nominees to stand for election at the company’s 2013 annual meeting. The notice also included a proposal to repeal any provisions or amendments of the company’s by-laws adopted without stockholder approval after February 2, 2011 and prior to the company’s 2013 annual meeting.

On February 5, 2013, Elliott submitted a request for certain stocklist materials pursuant to Section 220 of the Delaware General Corporation Law.

On February 13, 2013, the Federal Trade Commission granted Elliott early termination of the HSR waiting period.

On February 26, 2013, the company and Elliott executed a confidentiality agreement in connection with Elliott’s request for certain stocklist materials.

On March 4, 2013, the company announced several initiatives representing the culmination of the company’s multi-year transformation into a pure play E&P company and that it would be nominating five new independent director candidates for election at the 2013 annual meeting and had appointed a sixth additional new independent director to the board to fill a vacancy created by the resignation of an existing director. Later that day, Elliott publicly filed various solicitation materials responding to the company’s announcements.

As of the date hereof, the company and Elliott have not had any other material contacts.

PROPOSAL 1: ELECTION OF DIRECTORS

At the 2013 annual meeting, five directors are to be elected to serve for a term of three years and until their successors are elected and qualified.

The board recommends that you vote on the WHITE proxy card or voting instruction form “FOR” the election of each of Mr. John Krenicki, Jr., Dr. Kevin Meyers, Mr. Frederic Reynolds, Mr. William Schrader and Dr. Mark Williams to serve as directors of Hess until the 2016 annual meeting of stockholders, or until their successors are elected and qualified.

It is intended that WHITE proxies will be voted for the five nominees set forth herein. The board unanimously recommends using the enclosed WHITE proxy card to vote FOR each of the board’s five nominees for director. Elliott has notified the company of its intent to nominate a slate of five nominees for election as directors at the annual meeting. As a result, the election of directors is considered a contested election as defined in the company’s by-laws, and the five nominees receiving the highest number of FOR votes will be elected. Withholdings will be counted as present for the purposes of this vote but are not counted as votes cast. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

The board does not endorse any Elliott nominees and urges you not to sign or return, any proxy card that may be sent to you by Elliott. Withholdings with respect to any of Elliott’s nominees on its proxy card is not the same as voting for our board’s nominees, because a vote to “withhold” with respect to any of Elliott’s nominees on its proxy card will revoke any previous proxy submitted by you. If you have already voted using a proxy card sent to you by Elliott, you have every right to change it and the board urges you to revoke that proxy and vote in favor of the board’s nominees by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

In the event that Elliott withdraws its nominees on or prior to the day before the company mails its initial proxy statement to stockholders, the company’s by-laws provide for majority voting in uncontested elections of directors. In such case, to be elected as a director of the company at the 2013 annual meeting, nominees must receive a majority of the votes cast. A majority of votes cast means that the number of shares voted “FOR” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. If a nominee for director who is an incumbent director is not elected at the 2013 annual meeting and no successor has been elected at the annual meeting, the director is required to promptly tender his or her resignation to the board of directors. The corporate governance and nominating committee is then required to make a recommendation to the board of directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The board of directors will act on the tendered resignation and will publicly disclose its decision and rationale within 90 days following certification of the election results. These procedures are described in full in our by-laws, which may be found on the company’s website at www.hess.com.

The persons named as proxies intend to vote the proxies FOR the election of each of these five nominees unless you indicate on the WHITE proxy card a vote to “WITHHOLD” your vote with respect to any of the nominees. It is expected that all candidates will be able to serve. However, if before the election one or more are unable to serve or for good cause will not serve, the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the board of directors unless it reduces the number of directors to be elected. If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by the rules of the Securities and Exchange Commission.

The board recommends that you vote on the WHITE proxy card or voting instruction form FOR the election of each of Mr. John Krenicki, Jr., Dr. Kevin Meyers, Mr. Frederic Reynolds, Mr. William Schrader and Dr. Mark Williams to serve as directors of Hess until the 2016 annual meeting of stockholders, or until their successors are elected and qualified.

The following table presents information as of March 1, 2013 on the board’s five nominees for election as directors of the company and the directors continuing in their respective terms of office, including the specific experience, qualifications, attributes or skills that led the board to conclude that such person should serve as a director. In addition to the information set forth below, Appendix B sets forth information relating to our directors, nominees for directors and certain of our officers and employees who are considered “participants” in our solicitation under the rules of the Securities and Exchange Commission by reason of their position as directors of the company, as nominees for directors or because they may be soliciting proxies on our behalf.

Nominees for Director

Class I

Term expiring in 2016

Name	Age	Director since	Principal occupation, other directorships and skills and experience
John Krenicki, Jr.	50	—

Principal Occupation: Partner, Clayton, Dubilier & Rice, LLC (investment firm), Former Vice Chairman, General Electric Company and former Chief Executive Officer, GE Energy.

Skills and Experience: Mr. Krenicki is one of America’s top corporate executives with a strong track record of success, experience and leadership in operations, oil and gas and energy. His experience leading large-scale initiatives and operations across a global energy portfolio, will add important perspective to the Hess board as the company completes its transformation to a pure play exploration and production (“E&P”) company.

Kevin Meyers, Ph.D	59	—

Principal Occupation: Former Senior Vice President of E&P for the Americas, ConocoPhillips.

Other Directorships: Bill Barrett Corporation, Denbury Resources Inc., Hornbeck Offshore Services, Inc., and Precision Drilling Corporation. Former Director, LUKOIL.

Skills and Experience: Dr. Meyers has over 30 years of experience in exploration and production, both domestic and international. Based on this experience, Dr. Meyers will bring to the Hess board decades of managing cost-efficient E&P operations in geographies directly relevant to Hess’ focused E&P portfolio.

Fredric G. Reynolds	62	—

Principal Occupation: Former Executive Vice President and Chief Financial Officer (“CFO”), CBS Corporation.

Other Directorships: AOL, Inc., Mondelez International Inc. Former Director, The Readers Digest Association, Blockbuster Inc., Sportsline.com, Inc.

Skills and Experience: During his tenure as CFO of CBS Corporation, shareholders experienced substantial share appreciation and return of capital. Mr. Reynolds will bring to the Hess board his substantial experience as a CFO with a successful track record of financial oversight, leading a successful transformation, returning capital, and delivering long term returns.

William G. Schrader	55	—

Principal Occupation: Former Chief Operating Officer, TNK-BP Russia.

Other Directorships: Ophir Energy (African oil and gas exploration company).

Skills and Experience: Mr. Schrader is an outstanding E&P executive responsible for transforming BP’s best and most valued E&P assets, and will bring to the board his experience as a disciplined E&P operator with expertise in production sharing structures, government relations, and delivering returns.

Name	Age	Director since	Principal occupation, other directorships and skills and experience

Mark Williams, Ph.D	61	—

Principal Occupation: Former Member, Executive Committee, Royal Dutch Shell plc.

Skills and Experience: Dr. Williams worked for 33 years at Shell, including more than 17 years in Shell’s E&P and upstream business, serving most recently as a member of the executive committee of Royal Dutch Shell, where he was of the top three operating executives collectively responsible for all strategic, capital, and operational matters. His experience as part of an executive group with ultimate strategic responsibilities for the overall direction of one of the world’s largest oil and gas companies will add invaluable insight to the Hess board.

The board of directors recommends that stockholders vote FOR the election of each of the five director nominees named above.

Members of Board of Directors Continuing in Office

Class II

Term expiring in 2014

Name	Age	Director since	Principal occupation, other directorships and skills and experience
Edith E. Holiday	61	1993

Principal Occupation: Corporate Director and Trustee; Former Assistant to the President of the United States and Secretary of the Cabinet; Former General Counsel, United States Department of the Treasury.

Other Directorships: Canadian National Railway Company, H.J. Heinz Company, RTI International Metals, Inc., White Mountains Insurance Group Ltd.; Director or trustee of various Franklin Templeton mutual funds.

Skills and Experience: Ms. Holiday brings deep public policy and governance expertise to the Hess board. The first woman to serve as General Counsel of the Treasury Department, Ms. Holiday possesses strong corporate governance and regulatory expertise, as well as legal and managerial experience in both private and public sectors. She has also served in a directorship capacity across a diverse range of industries throughout her career. Ms. Holiday currently chairs our nominating and corporate governance committee.

John H. Mullin III	71	2007

Principal Occupation: Chairman, Ridgeway Farm LLC (private company engaged in timber and farming activity); Former Managing Director, Dillon, Read & Co. Inc. (former investment banking firm).

Other Directorships: Sonoco Products Company. Former Lead Director, Progress Energy, Inc. Former Director, the Ryland Group, Inc., Adolph Coors Company. Former Trustee, The Putnam Funds.

Skills and Experience: With 20 years of investment banking experience, Mr. Mullin adds valuable financial and governance expertise to the Hess board. Mr. Mullin has served on the board of directors of multiple companies across sectors, including packaging, real estate, and energy. He currently chairs the Hess Audit Committee and is the board’s new lead independent director.

Name	Age	Director since	Principal occupation, other directorships and skills and experience

James H. Quigley	61	2013

Principal Occupation: Former Chief Executive Officer, Deloitte, Touche Tohmatsu Limited.

Other Directorships: Merrimack Pharmaceuticals Inc.

Skills and Experience: Mr. Quigley led Deloitte, one of the world’s largest accounting and consulting firms. During his 38 years at Deloitte, he was a trusted consultant on strategic leadership and operating matters to senior management teams of multinational companies across industries. He will bring to the Hess board significant global experience and knowledge of financial, tax and regulatory matters that are relevant to Hess operations.

Robert N. Wilson	72	1996

Principal Occupation: Chairman, Mevion Medical Systems (medical device company); Former Vice Chairman of the Board of Directors, Johnson & Johnson.

Other Directorships: Charles Schwab Corporation, Synta Pharmaceuticals Corp; Former Chairman, Caxton Health Holdings, LLC.

Skills and Experience: Mr. Wilson brings decades of management and executive experience to the Hess board. He has had key roles in driving growth and development at two leading companies in the health care industry, and brings to the board experience in marketing, finance, and international business strategy.

Class III

Terms expiring in 2015

Name	Age	Director since	Principal occupation, other directorships and skills and experience
John B. Hess	58	1978

Principal Occupation: Chairman of the Board and Chief Executive Officer.

Other Directorships: Dow Chemical Company, KKR Management LLC, General Partner of KKR & Co. L.P.

Skills and Experience: Mr. Hess has over 35 years experience with the company and is its longest-serving director. During his career, Mr. Hess has acquired in-depth knowledge of the company’s strategy and operations and the history of the company’s development, and he and his family have had a long-standing commitment to the company.

Samuel W. Bodman	74	2009

Principal Occupation: Former Secretary of the United States Department of Energy; Former Deputy Secretary of the United States Department of the Treasury.

Other Directorships: Weatherford International Ltd., Former Director, E.I. duPont de Nemours and Company, AES Corporation.

Skills and Experience: Prior to his government service, Mr. Bodman was chairman of the board and chief executive officer of a global specialty chemicals company, which also had activities in liquefied natural gas, and was president and chief operating officer of a large financial services firm. During his career in the public and private sectors, Mr. Bodman acquired managerial, financial and technical experience, particularly as they relate to the energy sector.

Name	Age	Director since	Principal occupation, other directorships and skills and experience

Risa Lavizzo-Mourey	58	2004

Principal Occupation: President and Chief Executive Officer, The Robert Wood Johnson Foundation.

Other Directorships: Former Director, Genworth Financial, Inc., Beckman Coulter Inc.

Skills and Experience: Dr. Lavizzo-Mourey was the former director of five public companies, including service on audit committees. She has decades of leadership and technical experience and has significant experience in the nonprofit and health care sectors.

Craig G. Matthews	69	2002

Principal Occupation: Former Vice Chairman, Chief Operating Officer and Director, KeySpan Corporation (gas distribution, electricity generation, exploration and energy services company). Former Chief Executive Officer and President, NUI, Inc. (gas distribution and energy services).

Other Directorships: National Fuel Gas Company (a predominant player in the Marcellus Shale exploration), Republic Financial Corp. (diversified private equity company).

Skills and Experience: Mr. Matthews has more than 45 years of operational and financial experience in the energy and utilities sector, most recently in his roles at KeySpan and its predecessor. During his career, Mr. Matthews acquired managerial and financial experience, particularly in applying accounting principles to issues affecting energy companies, relevant to his service as a financial expert on the company’s audit committee.

Ernst H. von Metzsch	73	2003

Principal Occupation: Managing Member, Cambrian Capital, L.P. (investment firm); Former Senior Vice President and Partner, Wellington Management Company (investment company).

Skills and Experience: Mr. von Metzsch has nearly 35 years of experience in the financial industry, including specializing in energy investments and leading his own investment firm. His background in analyzing and investing in energy companies provides sound expertise for the Hess board, specifically with regard to its capital allocation priorities, shareholder return programs, and balance sheet.

All of the nominees and directors named above have held substantially the positions or former positions indicated for the past five years, except as described below. From 2005 to 2009, Mr. Bodman was Secretary of the United States Department of Energy. Mr. Wilson was chairman of Caxton Health Holdings LLC from 2004 to 2007. Dr. Meyers retired from ConocoPhillips in December 2010, where he served in senior executive positions since 2002. Mr. Schrader retired as chief operating officer of TNK-BP in 2011 after serving in senior executive roles at BP for many years. Mr. Williams retired from Royal Dutch Shell plc in March 2013 after a 33 year career with that company. Mr. Reynolds retired as senior vice president and chief financial officer for CBS Corporation in 2009, where he had served in senior executive positions at CBS and its affiliates since 1994.

Messrs. Hess, Brady and Kean may be deemed to be control persons of the company by virtue of their beneficial ownership of common stock as described under “Ownership of Voting Securities by Certain Beneficial Owners.”

The board of directors met nine times in 2012, including eight regularly scheduled meetings and one special meeting. Each director attended at least 75% of the aggregate of all board of directors meetings and all meetings of the committees of the board of directors on which he or she served during 2012.

Non-management directors meet without members of management present generally after each regularly scheduled board meeting. The lead independent director presides at these meetings.

All but one of the directors attended last year’s annual meeting.

Director and Nominee Independence

The board of directors has affirmatively determined that twelve of the fourteen current directors on the board, namely, Mr. Bodman, Mr. Brady, Ms. Holiday, Mr. Kean, Ms. Lavizzo-Mourey, Mr. Mullin, Mr. Matthews, Mr. Nunn, Mr. Quigley, Mr. Olson, Mr. von Metzsch and Mr. Wilson, and all five of the Company’s proposed nominees for election at the 2013 annual meeting, namely, Mr. Krenicki, Dr. Meyers, Mr. Reynolds, Mr. Schrader and Dr. Williams, are independent within the meaning of the rules and standards of the New York Stock Exchange. The board determined that these directors and nominees not only met all “bright-line” criteria under these rules, but also that, based on all known relevant facts and circumstances, there did not exist any relationship that would compromise the independence of these directors. In particular, the board determined that service by Messrs. Brady and Kean as executors of the estate of Leon Hess or as trustees of certain related trusts and entities and Mr. Mullin’s prior such service does not impair their independence because there are no factors relating to such service that would exert influence on their decisions with respect to matters affecting the company. Mr. Mullin no longer serves as an executor or trustee of these trusts or entities.

Corporate Governance Guidelines

The board has approved a set of corporate governance guidelines in accordance with rules of the New York Stock Exchange. These guidelines set forth the key policies relating to corporate governance, including director qualification standards, director responsibilities and director compensation. The board has also approved a code of business conduct and ethics in accordance with rules of the New York Stock Exchange and the Securities and Exchange Commission applicable to all directors, officers and employees, including the chief executive officer, the principal financial and accounting officer and other senior financial officers. The code is intended to provide guidance to directors and management to assure compliance with law and promote ethical behavior. Copies of the company’s corporate governance guidelines and its code of business conduct and ethics may be found on the company’s website at www.hess.com and are also available without charge upon request to the company’s corporate secretary at its principal executive office set forth on page      of this proxy statement.

Stockholder and Interested Party Communications

Any stockholder or interested party who wishes to communicate or request a meeting with members of the board of directors or with only non-management directors or any specified individual director may do so by writing to them in care of the lead independent director, Hess Corporation, P.O. Box 1495, Brookneal, VA 24528. The stockholders may also communicate directly to the lead independent director by e-mail to directors@hess.com. Communications sent by mail or e-mail will be reviewed by the lead independent director and will be referred for resolution and response as deemed appropriate by the lead independent director. If a stockholder requests a meeting, the corporate governance and nominating committee will decide whether the subject matter is a proper one to be addressed by the board and, if so, whether a meeting is warranted. The corporate governance and nominating committee will meet periodically to review all stockholder communications received.

Board Leadership Structure

At present, the board of directors of the company has chosen to combine the positions of chief executive officer and chairman of the board and appoint a lead independent director. The board currently believes that the interests of the company and its stockholders are better served with one individual serving in both roles and that the chief executive officer is the individual with the necessary experience, commitment and support of the other board members to also effectively carry out the role of chairman. The board is aware that in the future, there may be circumstances under which an independent chairman is appropriate and believes it is important to retain the organizational flexibility to determine whether the roles of chairman of the board and chief executive officer should be separated or combined in one individual.

The board believes this structure promotes better alignment of strategic development and execution, more effective implementation of strategic initiatives, and clearer accountability for their success or failure. Moreover, the board believes that combining the chairman and chief executive officer positions does not impede independent oversight. Twelve of the fourteen members of the board of directors are independent under New York Stock Exchange rules.

As part of its evaluation of the combined positions of chief executive officer and chairman of the board, the board considered the fact that it has appointed a lead independent director with responsibilities that are substantially similar to many of the functions typically fulfilled by a board chairman, as described below, and believes that such responsibilities provide an opportunity for the independent directors to discuss management performance and other issues. The independent directors meet in an executive session after each regular board meeting and the lead independent director acts as chairman of these sessions, at which the independent directors have the opportunity to discuss management performance and other matters.

Lead Independent Director

The board has a lead independent director who is elected by the independent members of the board. Mr. Nicholas Brady, former chairman of the corporate governance and nominating committee, was acting as the previous lead independent director, and the current lead independent director is John H. Mullin III. As set forth in the company’s corporate governance guidelines, the responsibilities of the lead independent director include:

•	presiding at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors;

•	serving as liaison between the chairman and the independent directors;

•	approving board meeting schedules to assure that there is sufficient time for discussion of all agenda items, as well as meeting agendas and information sent to the board;

•	having authority to call meetings of the independent directors; and

•	if requested by stockholders, ensuring that he or she is available for consultation and direct communication.

Related Party Transactions

The company expects all directors and executive officers to bring to the company’s attention any related party transactions, including transactions which may be required to be disclosed under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. The company’s code of business conduct and ethics provides that if any company representative, including a director or officer, considers conducting any transaction that reasonably would be expected to give rise to a conflict of interest between the representative and the company, such representative must disclose such transaction in advance to the company’s legal department for review. In addition, the company annually sends each director and executive officer a questionnaire requiring such person to describe any transaction contemplated under Item 404 or in the case of independent directors, any transaction that might compromise their independence. The company also annually conducts a review of its accounting records to determine whether any such related transaction occurred in the prior fiscal year. If any proposed or existing related transaction is identified, the transaction is brought to the general counsel for review. If the general counsel determines the transaction poses a conflict of interest, or would compromise the independence of a non-management director, the general counsel will advise the audit committee of the transaction and the disinterested members of the audit committee will determine whether the transaction serves the best interest of the company and its stockholders and whether if proposed, it may proceed and if existing, it may continue to exist. The general counsel and the disinterested members of the audit committee will determine the appropriate scope of, and process for, the review of any such transaction based on the then existing facts and circumstances of the transaction in view of applicable listing standards of the New York Stock Exchange.

Compensation and Management Development Committee

The compensation and management development committee of the board of directors is composed of Robert N. Wilson, chairman, Samuel W. Bodman, Nicholas F. Brady, Thomas H. Kean, Frank A. Olson, Ernst H. von Metzsch and Samuel A. Nunn. Mr. Wilson was appointed chairman of this committee on March 1, 2013, succeeding Mr. Kean. The board has determined that each member of this committee is independent within the meaning of applicable rules of the New York Stock Exchange. This committee met four times in 2012.

The board of directors has adopted a written charter for the compensation and management development committee in accordance with applicable rules of the New York Stock Exchange. A current copy of this charter is available on the company’s website, www.hess.com, and also available without charge upon request to the company’s corporate secretary at the company’s principal executive office set forth on page [    ] of this proxy statement. As stated in the charter, this committee’s principal responsibilities are to:

•	review the performance and approve the compensation of the company’s chief executive officer and other named executive officers,

•	review and monitor the company’s compensation and benefit programs,

•	administer and make awards of stock-based compensation under the company’s long-term incentive plans,

•	review management development and succession programs,

•	approve the retention and review the performance of independent compensation consultants to the committee, and

•	prepare its annual report on executive compensation for the company’s proxy statement.

The committee’s processes for determining executive compensation are described in “Compensation Discussion and Analysis” on page     .

Corporate Governance and Nominating Committee, Board Diversity and Consideration of Stockholder Recommended Candidates

The corporate governance and nominating committee is composed of Edith E. Holiday, chairwoman, Samuel W. Bodman, Nicholas F. Brady, Thomas H. Kean and Samuel A. Nunn. Ms. Holiday was appointed chairwoman of this committee on March 1, 2013, succeeding Mr. Brady. The board of directors has determined that each member of this committee is independent within the meaning of applicable rules of the New York Stock Exchange. The corporate governance and nominating committee met four times in 2012.

The board of directors has adopted a written charter for the corporate governance and nominating committee in accordance with applicable rules of the New York Stock Exchange. A current copy of this charter is available on the company’s website, www.hess.com, and is also available without charge upon request to the company’s secretary at the company’s principal executive office set forth on the first page of this proxy statement. As stated in this charter, this committee’s principal responsibilities are to:

•	identify and recommend individuals to the board for nomination as members of the board and its committees consistent with criteria approved by the board,

•	make recommendations to the board relating to board practices and corporate governance, and

•	develop, recommend to the board and periodically review a set of corporate governance principles applicable to the company.

This committee recommends for election as directors qualified candidates identified through a variety of sources, including stockholder suggestions. Stockholders may suggest candidates by writing to the committee, in care of the secretary of the company at the company’s principal executive office set forth on the first page of this proxy statement. Stockholder suggestions should include a summary of the candidate’s qualifications, the information required by Securities and Exchange Commission rules for director nominees and contact information for the candidate. In accordance with the company’s corporate governance guidelines approved by the board of directors, nominees are reviewed and recommended based on a variety of criteria including:

•	personal qualities and characteristics, education, background, accomplishments and reputation in the business community,

•

current knowledge of the energy industry or industries relevant to the company’s business and relationships with individuals or organizations affecting the domestic and international areas in which the company does business,

•	ability and willingness to commit adequate time to board and committee matters,

•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the company,

•	diversity of viewpoints, background and experience, and

•	compatibility with independence and other qualifications established by applicable law and rules.

As noted above, among the criteria used to evaluate nominees for the board is diversity of viewpoints, background and experience. The board believes that such diversity provides varied perspectives which promote active and constructive dialogue among board members and between the board and management, resulting in more effective oversight. The board believes this diversity is amply demonstrated in the varied experience, qualifications and skills of the current and proposed members of the board. In the board’s executive sessions and in annual performance evaluations conducted by the board and its committees, the board from time to time considers whether the members of the board reflect such diversity and whether such diversity contributes to a constructive and collegial environment. In addition, the company has adopted a mandatory director retirement policy, which provides that no person shall be nominated to stand for election or re-election to the board of directors as a non-management director if the election would take place after such person has attained the age of 75.

In advance of the annual meeting, the committee meets to recommend nominees for election at each annual meeting. From time to time throughout the year, members of the committee are furnished appropriate materials regarding any new nominees and may from time to time meet with new potential candidates. Stockholder suggestions should be submitted no later than December 1 for consideration as nominees for election at the next annual meeting and otherwise in accordance with the company’s policy and by-laws. The committee follows the same process of identifying and evaluating nominees recommended by stockholders as that for candidates recommended by any other source.

With respect to the nominees for election at the 2013 annual meeting, the nominating and corporate governance committee retained Egon Zehnder International, a leading director and executive search and recruiting firm, to identify and review potential independent director candidates and assist the committee and the board in assessing the qualifications of candidates. The committee has not paid fees to any other third parties to assist in identifying or evaluating potential nominees. Each of the nominees for election at the 2013 annual meeting were recommended by a consensus of Egon Zehnder and the non-management directors of the nominating and corporate governance committee, with the input of senior management and our financial and legal advisors.

Audit Committee

The audit committee of the board of directors is composed of John H. Mullin III, Chairman, Edith E. Holiday, Craig G. Matthews, Risa Lavizzo-Mourey, Frank A. Olson, and Robert N. Wilson. Mr. Mullin was appointed chairman of this committee on March 1, 2013, succeeding Mr. Wilson. The board has determined that each member of the audit committee is independent within the meaning of applicable rules of the Securities and Exchange Commission and the New York Stock Exchange. The board has also determined that Craig G. Matthews is the “audit committee financial expert” as this term is defined under applicable rules of the Securities and Exchange Commission. The audit committee met six times in 2012. In addition, the audit committee held four reviews of quarterly financial results with management and the company’s independent registered public accountants.

The board of directors has adopted a written charter for the audit committee in accordance with applicable rules of the New York Stock Exchange and the Securities and Exchange Commission. A current copy of the charter is attached as Annex C to this proxy statement and is also available on the company’s website at www.hess.com and without charge upon request to the company’s corporate secretary at its principal executive office set forth on page          of the proxy statement. As stated in the charter, the audit committee’s principal responsibility is to provide assistance to the board of directors in fulfilling its oversight responsibility to the stockholders, the investment community and others relating to:

•	the company’s financial statements,

•	the financial reporting practices of the company,

•	the systems of internal accounting and financial controls,

•	the internal audit function,

•	the annual independent audit of the company’s financial statements,

•	the retention of outside auditors and review of their independence,

•	the review of risk and risk controls, and

•	the company’s environmental, health, safety and social responsibility programs and compliance.

Report of the Audit Committee

The audit committee of the board of directors oversees the company’s financial reporting on behalf of the board. Management is responsible for the system of internal controls and for preparing financial statements. The independent registered public accountants are responsible for expressing an opinion on the fair presentation of the financial statements in conformity with generally accepted accounting principles. The audit committee operates in accordance with a charter approved by the board of directors.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements of the company for the year ended December 31, 2012 with management and the independent registered public accountants. Management represented to the committee that these statements were prepared in accordance with generally accepted accounting principles. The audit committee also discussed accounting policies, significant judgments inherent in the financial statements, disclosures and other matters required by generally accepted auditing standards with management and the independent registered public accountants. In addition, the committee has received from the independent registered public accountants the annual independence disclosures and letter pursuant to Rule 3526 of the Public Company Accounting Oversight Board (PCAOB) regarding the independent registered public accountants’ communications with the audit committee concerning independence and discussed with them their independence from management and the company. In that connection, the audit committee considered the compatibility of all non-audit services with the auditors’ independence.

During 2012, the audit committee met with management, the independent registered public accountants and the internal auditors to discuss:

•	the annual audit scope and plans for their respective audits,

•	the adequacy of staffing and related fees,

•	the results of their examinations,

•	the adequacy and effectiveness of internal controls over financial reporting and disclosure controls and procedures,

•	issues raised on the company’s hotline reporting system,

•	matters related to risk and risk controls, and

•	all communications required by PCAOB Standards.

The audit committee also met separately with the independent registered public accountants and the internal auditors without management present.

In reliance on the reviews and discussions with management and the independent registered public accountants, the audit committee recommended to the board of directors, and the board approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission. The audit committee has also selected Ernst & Young LLP as independent registered public accountants for 2013. The board has proposed that the stockholders ratify this selection at the annual meeting.

John H. Mullin III, Chairman

Edith E. Holiday

Risa Lavizzo-Mourey

Craig G. Matthews

Frank A. Olson

Robert N. Wilson

Risk Management Oversight

In the normal course of its business, the company is exposed to a variety of risks, including market risks relating to changes in commodity prices, interest rates and currencies, technical risks affecting the company’s resource base, political and regulatory risks and credit and investment risk.

The company operates a risk control program under the direction of its chief risk officer and through its corporate risk policy, which senior management has approved. The company is continuing to develop and implement an enterprise risk program across the company to strengthen the consistency of risk consideration in making business decisions. For marketing and trading activities, risk limits are monitored and reported on a daily basis to business units and to senior management. The company has a risk committee, chaired by the chief financial officer, consisting of key finance, legal and risk control executives that meets throughout the year to review risk exposures and controls.

The audit committee of the board of directors has been delegated primary responsibility for oversight of the company’s risk management practices. At least annually, the chief risk officer presents a comprehensive review of the company’s corporate risk policy to the audit committee, discussing the risk control organization and risk control practices. The audit committee will also receive updates at other meetings during the year on any particular matters relating to risk controls that management believes needs to be brought to the attention of the committee. In addition, the full board of directors has oversight of the company’s risk management policies with an emphasis on understanding the key enterprise risks affecting the company’s business and the ways in which the company attempts to prudently mitigate such risks, to the extent reasonably practicable and consistent with the company’s long-term strategies. The chief risk officer reviews the enterprise risk program with the board annually.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the company’s directors, certain of its officers and persons who beneficially own more than 10% of the company’s common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Based solely on the company’s review of copies of such reports, and on written representations from such reporting persons, the company believes that in 2012 all such reporting persons filed the required reports on a timely basis in accordance with Section 16(a).

Director Compensation

The following table shows compensation paid to our non-employee directors in 2012.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards(1) ($) (c)	All Other Compensation(2) ($) (d)	Total ($) (e)

Bodman, Samuel W.	130,000	174,860	235	305,095
Brady, Nicholas F.	140,000	174,860	13,980	328,840
Holiday, Edith E.	145,000	174,860	235	320,095
Kean, Thomas H.	140,000	174,860	13,980	328,840
Lavizzo-Mourey, Risa	135,000	174,860	235	310,095
Matthews, Craig G.	135,000	174,860	235	310,095
Mullin, John H.	135,000	174,860	235	310,095
Nunn, Samuel A.	45,834	72,702	98	118,634
Olson, Frank A.	145,000	174,860	13,980	333,840
von Metzsch, Ernst H.	120,000	174,860	235	295,095
Wilson, Robert N.	155,000	174,860	235	330,095

(1)	Stock awards consist of 2,722 common shares granted on March 7, 2012 (1,340 shares granted on September 13, 2012 in the case of Mr. Nunn) to non-executive directors that were fully vested on the date of grant. The aggregate grant date fair value for 2012 stock awards was computed in accordance with ASC 718.

(2)	Amounts in this column consist of annual life insurance premiums for each director and, for Messrs. Brady, Kean and Olson, $13,745 in medical and dental benefits.

In 2012, each director who was not an employee of the company or any of its subsidiaries received an annual cash fee of $110,000 for membership on the board of directors, except Mr. Nunn who received $45,834 constituting a pro-rata annual fee. These directors received an additional annual cash fee of $10,000 for membership on each committee of the board of directors on which such director served, except for audit committee members who each received an annual cash fee of $25,000. The chairperson of each committee received an annual cash fee of $15,000, except for the chairman of the audit committee, who received an annual cash fee of $30,000. In addition, in March 2012 each non-employee director received 2,722 shares of fully vested common stock (constituting approximately $175,000 in value on the date of award), except Mr. Nunn who received 1,340 shares in September 2012 constituting a pro-rata award. These awards are made from shares purchased by the company in the open market.

Executive Compensation and Other Information

Compensation Discussion and Analysis

Executive Summary

Our compensation program is designed to be consistent with our policy of aligning pay and performance, and our compensation results for 2012 continue to reflect this policy of alignment.

In 2012, we continued pursuing our strategy, which began in 2010, to transform the company into a more focused, exploration and production (“E&P”) company. This multi-year strategic transformation is designed to produce greater returns for stockholders through the divestiture of non-strategic assets and non-core operations and the redeployment of capital to our most promising growth areas, centered around lower risk, higher growth shale assets, the exploitation of existing discoveries and a smaller and more focused exploratory program.

2012 Business Transformation Highlights

As part of our ongoing transformation, we achieved the following positive results in 2012:

• Achieved net income of $2.0 billion, the third highest in the company’s history

•    Made significant progress towards rebalancing of our E&P portfolio in favor of lower-risk, higher-return and geographically more secure assets, with total announced divestitures of $2.4 billion and additional divestitures underway or contemplated

• Produced cash flow from operations of $5.7 billion, the highest in the company’s history	• Achieved organic reserve growth of 141% notwithstanding asset sales, with total proved reserves of 1.55 billion at year-end 2012
• Increased average annual production from our Bakken oil shale play by nearly 87%, to 56,000 barrels of oil equivalent (boepd) in 2012 from 30,000 boepd in 2011	• Closed HOVENSA joint venture refinery in the U.S. Virgin Islands as part of our exit from the refinery business
• Decreased average well costs in the Bakken to $9 million per well by year-end 2012 from over $13 million per well at the beginning of 2012

These results were achieved despite the challenges of lower realized crude oil selling prices, higher than expected well costs in the earlier part of the year, and capital expenditures in excess of budget primarily due to increased activity in the Bakken oil shale in North Dakota.

2013 Business Transformation Highlights

In January and March 2013, the company announced significant additional actions and commitments as part of its ongoing transformation, which it expects will yield considerable long-term benefits for Hess shareholders, including:

• Pursuing the sale of our terminal network, which, in addition to sale proceeds, will release approximately $1 billion of working capital	• Completing our exit from the refining business with the closure of the company’s Port Reading, New Jersey refinery
• Fully exiting our downstream businesses, including retail, energy marketing and energy trading, representing the culmination of our multi-year transformation into a pure play E&P company	• Committing to a 17% reduction in capital expenditures — with further reductions expected in 2014 — and a reduction in exploration spending by 29% in 2013
• Further focusing our E&P portfolio by divesting assets in Indonesia and Thailand	• Using the initial proceeds from both previously and newly announced asset sales to pay down short term debt, and retain financial flexibility to fund our growth
• Pursuing the monetization of the company’s Bakken midstream assets, expected in 2015

• Returning capital directly to shareholders through an increase in the annual dividend to $1.00 per share commencing in the third quarter of 2013 and a share repurchase program authorization of up to $4 billion, with amount and timing tied to proceeds from our asset sale program

2012 Compensation and Changes in Payout Philosophy

Despite the positive actions described above taken by the company, based on feedback from stockholders, the significant increase in capital expenditures in 2012 and the relative underperformance in the company’s stock in 2012, and mindful of our policy of strong alignment of pay and performance, the compensation and management development committee (the “committee”) made the following decisions and changes with respect to 2012 compensation and its ongoing payout philosophy:

• Held the chief executive officer’s salary flat for 2013 for the fifth consecutive year

• Eliminated the use of stock option awards and changed the company’s long-term incentive award program so that 50% of the shares awarded annually will be performance share units (“PSUs”) and the remaining 50% will be in the form of restricted stock

• Accepted Mr. Hess’s request to not be awarded an annual cash bonus in respect of the corporate and business unit components of his 2012 annual cash bonus

• Increased transparency by providing significantly greater disclosure regarding the corporate and business unit metrics used to compute the non-discretionary portion of annual cash bonuses as well as attainment against those metrics

• Reduced to zero the payout on the individual performance component of the 2012 annual cash bonus for each of the company’s named executive officers (“NEOs”) (including Mr. Hess, resulting in Mr. Hess receiving no annual bonus whatsoever in respect of 2012)

• Expanded disclosure relating to the PSU program to explain how the program was designed and how the payout levels were determined

Name	2012 Target Cash Bonus Opportunity	2012 Actual Cash Bonus Award
Hess, John B Chairman and Chief Executive Officer	$3,250,000	$0
Hill, Gregory P Executive Vice President & President, Worldwide Exploration and Production	$950,000	$582,983
Walker, F. Borden Executive Vice President & President, Marketing and Refining	$800,000	$490,933
Goodell, Timothy B Senior Vice President & General Counsel	$700,000	$429,567
Rielly, John P Senior Vice President & Chief Financial Officer	$500,000	$306,833
			Mr. Hess received no cash bonus for 2012, leaving the vast majority (85%) of his 2012 compensation in the form of long-term incentive equity awards

2012 Say on Pay Vote Results and Stockholder Outreach.

Peer Group Compensation. At the 2012 annual meeting of stockholders, the “say on pay” advisory resolution was approved by 57% of votes cast. While the committee appreciated the support of the majority of our stockholders, the committee understood that this level of support indicated that a number of stockholders had reservations about the company’s compensation policies for its NEOs. At the conclusion of the 2012 proxy season, the committee’s independent compensation consultant, Pay Governance LLC (“Pay Governance”), reviewed 2011 compensation data for the company’s peer group and determined that Mr. Hess’s total direct compensation (including salary, cash bonus paid in 2012 and long term equity awards granted in 2011) ranked at the 33rd percentile when compared to the total direct compensation of the other chief executive officers in the peer group. Such comparison is approximately in line with the company’s three-year average total shareholder return ranking, which is at the 27th percentile of the same peer group.

Company	3-year Average TSR (2009-2011)	CEO Actual Total Direct Compensation
(a)	(b)	(c)
Exxon Mobil Corporation	4%	$24,646,000
ConocoPhillips	15%	$18,916,000
Anadarko Petroleum Corporation	26%	$18,797,000
Chevron Corporation	16%	$17,857,000
Occidental Petroleum Corporation	18%	$16,967,000
Marathon Oil Corporation	24%	$16,621,000
Apache Corporation	7%	$14,842,000
BP plc	2%	$14,762,000
EOG Resources, Inc.	15%	$14,458,000
Devon Energy Corporation	-1%	$13,698,000
Hess Corporation	3%	$13,250,000
Royal Dutch Shell plc	16%	$12,864,000
Murphy Oil Corporation	10%	$10,495,000
Talisman Energy Inc.	11%	$7,172,000
Total S.A.	-9%	$5,488,000
Statoil ASA	-4%	$1,727,000

Peer Group Subset Compensation. In discussions with stockholders to get their further input on our compensation policies and practices before and after the 2012 vote, some stockholders questioned whether the company should include companies that are significantly larger than Hess in its peer group because such a comparison may result in pay benchmarks that are too high. We believe that such larger companies are appropriate for inclusion in the peer group because we compete with these companies for business and in attracting and retaining talent. However, in order to test this assertion, the committee’s compensation consultant analyzed total direct compensation of Mr. Hess compared with that of chief executive officers in a subset of the peer group that excluded so-called “super majors” as well as state-owned oil companies. This analysis showed that among this subset of the peer group, Mr. Hess’s ranking in total direct compensation in fact dropped from the 33rd to the 25th percentile. Therefore, by using the peer group that includes our larger competitors, the compensation levels against which the company benchmarks Mr. Hess’s compensation were lower than they would have been had we used a subset of the peer group that excluded our larger competitors (as described above). Notwithstanding this finding, the committee will continue to be vigilant in ensuring that executive compensation is designed to enhance long-term stockholder value and strongly tied to performance. While this analysis validated the committee’s view that Mr. Hess’s compensation for 2012 was not excessive and was aligned with performance, the committee decided that management should solicit the views of the company’s large institutional stockholders to understand any concerns they might have about the company’s executive compensation.

Company	3-year Average TSR (2009-2011)	CEO Actual Total Direct Compensation
(a)	(b)	(c)
Anadarko Petroleum Corporation	26%	$18,797,000
Occidental Petroleum Corporation	18%	$16,967,000
Marathon Oil Corporation	24%	$16,621,000
Apache Corporation	7%	$14,842,000
EOG Resources, Inc.	15%	$14,458,000
Devon Energy Corporation	-1%	$13,698,000
Hess Corporation	3%	$13,250,000
Murphy Oil Corporation	10%	$10,495,000
Talisman Energy Inc.	11%	$7,172,000

Results of Stockholder Engagement by Management. In the fall of 2012, management reached out to a number of the company’s largest institutional stockholders (including those holding in the aggregate over 20% of the company’s outstanding common stock) to solicit their views on the company’s executive compensation. The committee carefully considered the concerns expressed by those stockholders that responded when developing compensation decisions in 2013. While the stockholders were supportive of the PSU program based on relative total shareholder return that we put in place in 2012, the following themes emerged on other issues:

Aggregate Pay Levels

Stockholder Feedback	Management Committee Response
Stockholders expressed some concern about overall pay levels stressing the need to show strong alignment between pay and performance.

The committee is committed to ensuring that pay levels are appropriate and strongly aligned with performance. As discussed above, an analysis prepared by the committee’s independent compensation consultant following last year’s annual meeting showed that the CEO’s pay levels were not excessive and were well aligned with performance, whether compared to our peer group shown on page      or a subset of the peer group excluding companies with significantly larger revenues. Nevertheless, in light of the relative underperformance of the company’s stock and the significant increase in capital expenditures in 2012, and in order to demonstrate to our stockholders our commitment to our policy of aligning pay with performance, the committee reduced the discretionary bonus for each of the NEOs to zero. Also, at Mr. Hess’s request, he was paid no bonus with respect to corporate and business unit components of his 2012 cash bonus despite the fact that he would have earned a bonus of almost $2 million using the applicable pre-established metrics.

Consequently Mr. Hess received no cash bonus for 2012.

Transparency

Stockholder Feedback	Management Committee Response
Stockholders requested greater clarity regarding the metrics used for calculating the non-discretionary portion of the annual cash bonus and the reasons for payment of the discretionary bonus.	In response to recommendations from stockholders that the company provide greater transparency about elements of its executive compensation program, we have significantly increased disclosure regarding the corporate and business unit metrics used to compute the non-discretionary portion of the annual cash bonus as well as attainment against those metrics (see pages to ). We have explained above why the NEOs will not receive a discretionary bonus for 2012. Finally, we have expanded disclosure relating to the PSU program to explain how the program was designed and how the payout levels were determined (see pages to ).

Corporate Governance

Stockholder Feedback	Management Committee Response
Stockholders expressed some concern about certain corporate governance matters, particularly the age and tenure of certain board members and oversight of management.

In response to concerns raised by stockholders relating to corporate governance as well as the current contested election of directors, the board has taken the following actions:

•    Nominated five new independent directors with ages ranging from 50 to 62, for election at the 2013 annual meeting of stockholders and appointed a sixth independent director to stand for election at the 2014 annual meeting.

•    Reduced the number of insiders on the board from three to one as of the 2013 annual meeting.

•    Formally adopted a lead independent director position with clearly delineated duties and responsibilities.

•    Appointed John H. Mullin III as the new lead independent director.

•    Adopted a mandatory director retirement policy.

•    Rotated chairpersons of the company’s committees.

The committee and the board believe that these actions demonstrate our resolve to respond quickly and decisively to the concerns of our stockholders.

2012 Pay for Performance.  We believe our 2012 compensation appropriately reflects the performance challenges that confronted the company during 2011 and 2012. For the fifth consecutive year, our CEO received no salary increase. For the reason discussed previously, neither the CEO nor any of the other NEOs received a discretionary bonus for 2012. Moreover, at Mr. Hess’s request, he received no bonus for 2012 with respect to the non-discretionary components of his 2012 cash bonus, which would have been almost $2 million. The committee honored this request while recognizing Mr. Hess’s contribution to the continuing transformation of the company in 2012 in accordance with the plans previously outlined. In addition, the intrinsic value at December 31, 2012 of the awards of PSUs and restricted stock granted to Mr. Hess on March 7, 2012 was significantly less than fair value at their grant date, reflecting the decrease in the company’s stock price from the grant date through December 31, 2012. Payout on the PSUs granted to Mr. Hess and the other NEOs, based on relative total shareholder return (“TSR”) for the period from January 1, 2012 to year-end 2012, would have been 0%.

The following graph shows the realizable pay of the CEO for each of the three-year periods ending December 31, 2010, 2011 and 2012, and the correlation with the indexed TSR of Hess common stock on these dates. For purposes of this graph, realizable pay means the sum of salary, cash bonus, and the intrinsic value of stock options, the market value of restricted stock, and market value of PSUs based on 2012 performance awarded in each of these three-year periods. Stock options, restricted stock, and PSUs are valued at year-end 2010, 2011 and 2012 closing prices of Hess common stock. All of the stock options granted to the CEO in these periods remained unexercised during these periods.

For the most recent three-year period (2010-2012), the following chart shows that the realizable pay of the CEO as detailed above ($21,096,246) is 47% lower than the grant date opportunity ($39,698,218). The grant date opportunity equals the sum of base salary, target bonus, and the grant date value of stock options, restricted stock, and PSUs as reported in our Summary Compensation Table and related tables in 2010-2012.

For comparison, the company’s TSR for the most recent three year period is -11%.

Salaries for our other NEOs for 2012 rose only 3.1% on average, and the cash bonuses for the other NEOs decreased by 35.5% on average from the comparable amounts for 2011, more than offsetting their 2012 salary increases. These other NEOs also experienced a similar proportional decrease to that of the CEO in the intrinsic value of their performance shares and restricted stock awarded in 2012.

Compensation Program Highlights.  Our compensation program is designed to focus our executive officers on Hess’s continued success and creating long-term stockholder value. This is done by delivering a significant portion of their compensation in the form of performance-based incentives. In order to earn short-term incentive compensation, management must implement and execute on a strategy that requires achievement of corporate net income goals and certain business unit financial and operating metrics. The long-term components provide executives considerable incentive to maximize the company’s long-term financial growth. With a majority of potential compensation at risk, the compensation program effectively aligns the interests of our executive officers with those of our stockholders.

Significant Change in Compensation Philosophy — Implementation of Performance Share Units Program and Elimination of Stock Option Awards.  In 2012, the committee made significant changes to the company’s long-term incentive program for the company’s officers, including the NEOs, to bolster the link between pay and performance. The committee requested that its independent compensation consultant, Pay Governance, conduct a competitive review of the company’s 2011 long-term incentive (“LTI”) program. Pay Governance did not provide any services to the company other than the services provided directly to the committee and summarized below and under “Processes and Procedures for Determining Compensation and Role of Compensation Consultants”. Key findings included:

•	Thirteen of the company’s 15 peers reported using performance-based LTI awards in 2011. Of the 13 peers, 11 reported using relative TSR for at least one performance metric; and

•	Of the 8 peers that reported their relative TSR payout schedule, 5 peers pay out at target when relative TSR equals median performance.

Based on this analysis, the committee’s independent compensation consultant worked with management to develop a preliminary relative TSR design. Based on this preliminary design, the committee assessed what payouts would have been over the past 10 years assuming the preliminary design had been in place. The compensation consultant reported that actual payouts would have been below target for 6 of the 10 years and above target for the other 4 years. The average payout over the 10 year period would have been 106% and ranged from 0% to 200% of target. Payouts over the most recent two payout cycles would have been 50%.

Consequently, in March 2012, the committee changed the long-term incentive award program so that 50% of the shares awarded annually will be PSUs and the remaining 50% will be in the form of restricted stock, with stock option awards being eliminated. Based on the compensation consultant’s analysis, peer group practices and its desire to align pay with stockholder interests, the committee approved the following PSU program for 2012:

•

Payouts on 2012 PSUs will be determined based on the relative performance of the company’s TSR over a three-year performance period ending December 31, 2014 compared with that of fifteen peer companies specified in the Comparator Group on page     ;

•	Payouts of the 2012 PSUs will range from 0 to 200% of the target award based on the company’s TSR ranking within the peer group as shown below; and

•	In the event that the company’s TSR for the performance period is negative, payout for such period will not exceed 100% of target.

Based on grant date values, the PSUs and restricted stock awarded to NEOs in 2012 were at or below the median for awards granted to officers with comparable positions in the company’s peer group. As to Mr. Hess, his 2012 LTI award of $8,514,673 is approximately at the 40th percentile of that of chief executive officers in the company’s peer group. The committee also compared Mr. Hess’s compensation to a subset of the company’s peers that excludes significantly larger companies. Such comparison also indicated that his 2012 LTI award is approximately at the 40th percentile. The graph and table below show relative TSR rankings and corresponding payout levels.

In the event the number of companies in the peer group, including Hess, is reduced during the performance period by reason of merger, sale, dissolution, bankruptcy or similar circumstances, to 15, 14 or 13, payouts will be made in accordance with alternate payout schedules, and if such number is reduced to fewer than 13, the compensation and management development committee will recalibrate the payouts commensurate with the reduced number. To the extent earned, PSUs will be paid in shares of Hess common stock which will vest and be issued following the end of the performance period. Dividend equivalents during the performance period will only be paid out on earned shares after the performance period. In making these changes to the long-term incentive program, the committee was mindful of the preference of some of the company’s stockholders that delivery of long-term incentive compensation be linked in part to attainment of an objective performance metric, and the committee believes these changes will further reinforce the linkage of the interests of the company’s executives with those of our stockholders.

Our Compensation Principles

What We Strive For

Pay for Performance

Under our compensation program, a significant portion of the compensation for our NEOs is linked to corporate and stock performance. On average, 19% of our NEO’s target total direct compensation is guaranteed, in the form of base salary. For our CEO, base salary provides only 11% of target total direct compensation. The remainder of our compensation program is dependent on achieving annual bonus goals, specified cash flow hurdles and the performance of our stock. The linkage between pay and performance will be strengthened by our new PSU program.

Retain, Attract and Motivate Key Talent

The compensation program provides a combination of fixed and variable compensation designed to attract, retain, and motivate the most talented executives who can help achieve superior financial results for our company. These programs are designed not only to attract and motivate our senior management team, but also to promote retention (such as via three-year vesting schedules).

Align Executive Interests with Stockholders

In order to create alignment with the long-term interests of our stockholders, all of our LTI awards are equity based, linking between 58% to 65% of NEO target total direct compensation to the value and appreciation of our common stock. Restricted stock awards are contingent upon the attainment of a specified minimum cash flow hurdle. PSU payouts are contingent upon relative TSR results.

Put a Significant Portion of Executive Pay at Risk

While our NEOs past cash bonuses and equity awards were performance-based and at-risk depending on the attainment of corporate and business unit metrics and the company’s stock price, our new PSU program significantly increases our NEOs’ at risk pay. If the company is among the bottom four performers of its peer group as measured by relative TSR over the three-year period from 2012 to 2014, our NEOs will not receive any payout on their PSUs awarded in 2012.

Emphasize a Culture of Safety and Sustainability

Hess is committed to help meet the world’s demand for energy in a way that protects the health and safety of our stakeholders and the environment and makes a positive impact on the communities where we do business. This commitment is further explained in our annual sustainability report available on our website at www.hess.com. Our compensation programs are designed to align executives with this commitment. Health, safety and environmental performance are addressed in both the business unit metrics and

Mitigate the Company’s Compensation Risk

While our programs encourage pay for performance, they are also designed with prudent risk management in mind. Some mitigating features of the annual cash bonus plan include limiting the upside potential to 150% of target, incorporating multiple financial and operational metrics, providing appropriate balance between short-term and long-term incentives, and aligning performance goals with the company’s business strategy. Our new PSU program payout is capped at 200% of target. In addition, our recoupment policy for the CEO

What We Strive For
individual performance assessment components of our annual cash bonus plan and are also qualitatively considered in our long-term equity compensation determinations. In 2012, the payout with respect to the business unit component of the cash bonus plan for Mr. Hill was reduced from 116% to 79% due to a fatality at the company’s operations in Texas involving a contractor’s employee.	and the chief financial officer requires repayment of incentive and equity-based compensation in the event of a restatement of our financial statements due to misconduct.

Require Stringent Stock Ownership Guidelines

In 2010, we increased the stock ownership multiple from 5 to 6 times base salary for the CEO and increased the stock ownership guidelines for directors from 5,000 shares to a value of shares equal to a multiple of 5 times their annual retainer.

Provide Consistent Benefit Programs Our executives participate in the same health and welfare benefit and savings programs as other salaried employees.
Limit Perquisites The company strictly limits perquisites to executives and did not provide perquisites or personal benefits valued at $10,000 or more to any NEO in 2012.

Review Share Utilization Annually

Each year we review the annual utilization of shares for our equity compensation as a percentage of outstanding shares and the dilutive effect on our stockholders. This information is used to determine annual program design and annual award levels.

Permit the Deductibility of Incentive Compensation

Our performance incentive plan for senior officers is designed to provide for deductibility of the cash bonus paid and restricted stock awarded to our NEOs. Our 2008 long-term incentive plan also is designed to provide for deductibility of compensation in respect of the PSUs awarded in 2012. As noted below, however, the committee retains the discretion to pay types and amounts of compensation even if not deductible, as it deems appropriate.

Provide Independent Oversight of Programs

The committee, which is composed of only independent directors, has exclusive authority for approving the compensation of our NEOs and may exercise discretion in determining the amount and form of compensation in order to ensure that our guiding principles are followed. The committee benefits from the advice of an independent compensation consultant, which provides no other services to the company.

What We Prohibit

No Employment Contract for CEO.

No Excise Tax Gross-ups in Future Change-in-Control Agreements.

No Repricing of Stock Options.

No Hedging Permitted on Awarded Hess Stock by Directors or Executive Officers.

No Dividend Equivalents are Paid on Unearned PSUs.

No Dividends are Paid on Unearned Restricted Shares.

Total Compensation Objectives and Policies

The committee approves and oversees our executive compensation programs. The objective of our executive compensation programs is to attract and retain talented executives and motivate them to achieve our business goals through a combination of cash and stock-based compensation. We attempt to reinforce the link between pay and performance by structuring executive compensation so that executives are rewarded if corporate, business unit and individual performance goals are achieved. Moreover, the committee believes that the majority of compensation should be related to the performance of our common stock in order to align senior management interests more closely with those of our stockholders and to provide incentives to work for growth in the long-term profitability of the company. The company’s compensation strategy is intended to mitigate business risk by emphasizing long-term compensation and performance measures correlated with increasing long-term stockholder value. The principal elements of an executive’s total compensation consist of:

•	annual cash salary,

•	annual cash bonus, and

•

long-term equity compensation, historically consisting of stock options and restricted stock awards. However, beginning in 2012 the committee decided to grant PSUs instead of stock options as described above under “Executive Summary”.

We also review other elements of compensation, including retirement benefits, life insurance, savings, health and welfare plans and other benefits offered to employees generally in order to evaluate the entire compensation package offered to executives.

Processes and Procedures for Determining Compensation and Role of Compensation Consultants

The committee has exclusive authority for approving the compensation of the CEO and the other NEOs. Human resources management, acting under the supervision of the CEO, develops compensation recommendations for all officers and employees, including the NEOs, in accordance with the compensation philosophy and policies more fully described elsewhere in this compensation discussion and analysis.

To assist in its review of the compensation recommendations, in 2012 the committee directly engaged the firm Pay Governance as its compensation consultant. In this capacity, Pay Governance reported exclusively to the committee, which has sole authority to engage, dismiss and approve the terms of engagement of the consultant. During 2012, Pay Governance did not provide any additional services to the company. The committee has assessed the independence of Pay Governance pursuant to Securities and Exchange Commission rules and concluded that no conflict of interests exists that would prevent Pay Governance from independently representing the committee.

The compensation consultant’s principal responsibility is to advise the committee on compensation recommendations for the NEOs, as well as on general matters relating to executive compensation strategy and programs. Although the consultant interacts with senior executives in our human resources department and with senior management in developing compensation recommendations, the consultant meets privately with the committee when advising on compensation levels for the CEO and the other NEOs. Final decisions on compensation for these individuals are made solely by the committee.

The compensation recommendations are reviewed annually by the committee, usually at a February or March meeting. The CEO meets with the compensation and management development committee and the compensation consultant to discuss performance objectives and review compensation recommendations for executive officers directly reporting to him, including the other NEOs. Thereafter, the committee meets privately with the compensation consultant to review the compensation recommendations. The committee then determines compensation for the CEO and other NEOs based on the advice of the compensation consultant and in accordance with the compensation objectives and policies described in this Compensation Discussion and Analysis.

In accordance with its charter, the corporate governance and nominating committee periodically reviews and determines appropriate levels of compensation for directors. To assist in conducting this review and making these determinations, this committee has in the past engaged a consultant, Mercer Human Resources Consulting, to compile comparative data and make recommendations.

Total Compensation Methodology and Comparator Group

In order to ensure that our compensation and benefit programs are competitive within our industry, the committee reviews data from a comparative group of oil and gas companies. In 2012, such comparative data was collected for the NEOs by the compensation consultant.

2012 Comparator Group

•	Anadarko Petroleum Corporation
•	Apache Corporation
•	BP plc
•	Chevron Corporation
•	ConocoPhillips
•	Devon Energy Corporation
•	EOG Resources, Inc.
•	Exxon Mobil Corporation
•	Marathon Oil Corporation
•	Murphy Oil Corporation
•	Occidental Petroleum Corporation
•	Royal Dutch Shell plc
•	Statoil ASA
•	Talisman Energy Inc.
•	Total S.A.

In view of the company’s exit from the refining business, and in order to provide greater alignment with the activities of the company’s growing exploration and production (“E&P”) business, the committee has selected primarily E&P companies as its peers. In addition, the company has included certain large integrated companies in its peer group because the company competes with these companies in its E&P businesses and in recruiting and retaining talent.

Total Direct Compensation

Generally, our objective is to deliver competitive total direct compensation, consisting of cash salary, cash bonus and long-term equity compensation, if specified corporate and business unit performance metrics and individual performance objectives are met. We consider competitive total direct compensation to be total direct compensation for an executive officer that is at or above that paid to executive officers performing similar functions at a majority of companies in our peer group. We choose to pay this level of compensation in order to remain competitive in attracting and retaining talented executives. Many of our competitors are significantly larger and have financial resources greater than our own. The competition for experienced, technically proficient executive talent in the oil and gas industry is acute, as companies seek to draw from a limited pool of such executives to explore for and develop hydrocarbons that are increasingly found in more remote areas and are technologically more difficult to access. We believe that it is necessary to pay at this level to attract talented professionals who might otherwise believe that they are not sufficiently rewarded for the risk of relocating from a larger to a smaller company in the oil and gas industry. Variations in total direct compensation among the NEOs reflect differences in competitive pay for their positions as well as the size and complexity of the business units or functions they oversee, the performance of those business units or functions, and individual performance.

We structure total direct compensation to the NEOs so that the majority of this compensation is delivered in the form of equity awards in order to provide incentives to work toward the growth of long-term profitability that will enhance stockholder returns. We also structure NEOs’ cash compensation so that a significant portion is at risk under the company’s cash bonus plan, payable based on corporate, business unit and individual performance. We believe that this mix and structure of compensation strikes an appropriate balance that emphasizes long-term returns without motivating or rewarding excessive or inappropriate risk taking. In the following sections, we further detail each component of total direct compensation.

2012 Total Direct Compensation Mix

The mix of compensation for the NEOs in 2012 was consistent with our goal of structuring total direct compensation so that most compensation is delivered in the form of long-term equity awards and a significant portion of cash compensation is at risk.

The graphs below illustrate the portions of total direct compensation of each of the NEOs paid as salary and annual cash incentive bonus for 2012 and long-term equity incentive compensation paid in 2012 reflecting 2011 performance as shown in the Summary Compensation Table.

Annual Cash Salary

General Objectives.  In determining base salary level for executive officers, the committee considers the following qualitative and quantitative factors:

•	job level and responsibilities,

•	relevant experience,

•	individual performance,

•	recent corporate and business unit performance, and

•	our objective of paying competitive total direct compensation if performance metrics are met.

We review base salaries annually, but we do not necessarily award salary increases each year. From time to time base salaries may be adjusted other than as a result of an annual review, in order to address competitive pressures or in connection with a promotion.

2012 Base Salary Increases.  In March 2012, the committee decided not to increase Mr. Hess’s salary for the fourth consecutive year. The committee approved salary increases for the other NEOs as follows: Mr. Hill, 3.7%; Mr. Walker, 1.6%; Mr. Goodell, 3.6%; and Mr. Rielly, 3.4%. Each increase was approved in view of pay levels among our competitors for comparable positions and their respective individual performances in 2011.

Annual Cash Bonus

Cash Bonus Plan Design.  The annual cash bonus plan for executive officers, including the NEOs, is based on metrics aligned with the company’s business strategy using an equal weighting of:

• corporate performance metric, • specified business unit metrics, and	non-discretionary

• individual performance and other qualitative factors.	discretionary

These weightings link two-thirds of the bonus to quantifiable performance measures and one-third of the bonus to qualitative individual performance measures. Payouts may range from 0% to 150% for each component of the target bonus, depending upon the percent of attainment of the corporate and business unit performance measures and, with respect to the individual performance component, depending upon the committee’s determination of the percent of attainment of the individual performance measures. In determining the individual performance component, the committee may also take into consideration the desired level of total direct compensation for a particular officer and may assess individual performance in the context of overall corporate performance. Payouts to the NEOs for corporate and business unit performance are shown in column (g), and payouts for individual performance are included in column (d), of the Summary Compensation Table.

Illustration of 2012 Cash Bonus Plan Design

1	Represents discretionary metrics established for each executive officer.

2	Based on performance objectives established in the beginning of the fiscal year using a 5-point scale (1 = did not meet expectations, 2 = met most expectations, 3 = met expectations, 4 = exceeded expectations, 5 = significantly exceed expectations).

3	Further defined in table on page .

Determination of Corporate and Business Unit Performance Metrics.  Our corporate performance metric for 2012 was net income before after-tax interest expense and items affecting comparability of income between periods. The amount attained for 2012 is calculated as shown below:

	2012	Source
	(Millions of Dollars)
Net Income Attributable to Hess Corporation	2,025	Page 45 of 2012 Form 10-K
Minus: Items of Expense Affecting Comparability Between Periods, After Taxes	(27)	Page 22 of 2012 Form 10-K, third table
Plus: After-tax Interest Expense	260	Page 28 of 2012 Form 10-K, second table

2012 Corporate Performance Amount	2,258

Business unit metrics vary among our exploration and production and marketing and refining divisions and may also vary among units within a division. Business unit metrics for 2012 are shown in the table on page     . The specific targeted levels of corporate and business unit performance to be attained are established with the intention of motivating superior financial and operating performance compared with that of our peers and are described on page     .

Assessment of Individual Performance.  We assess individual performance on a discretionary basis in view of specific performance objectives developed for each NEO at the beginning of each year. Each executive’s manager, in consultation with the executive, develops a set of strategic, financial and operational objectives that the executive will strive to achieve during that year. At the end of the year, the manager reviews with the executive the extent to which each of these objectives was attained. The CEO conducts these performance reviews for the other NEOs and makes compensation recommendations to the committee based on these reviews. The committee reviews the CEO’s attainment of his individual performance objectives. Attainment of an executive’s performance objectives influences not only the individual performance component of his or her annual cash bonus payout, but also the levels of long-term equity compensation and base salary.

Annual Cash Bonus Targets and Opportunities.  We establish a cash bonus target for each executive officer based upon his or her position within the company, responsibility and competitive cash bonus opportunity for similar positions in other companies. Actual payouts may range from 0% to 150% of the target cash bonus opportunity.

	2012 Cash Bonus Opportunity ($)
Name	Minimum (0% of target)	Target (100% of target)	Maximum (150% of target)
(a)	(b)	(c)	(d)
Hess, John B Chairman and Chief Executive Officer	$0	$3,250,000	$4,875,000
Hill, Gregory P Executive Vice President & President, Worldwide Exploration and Production	$0	$950,000	$1,425,000
Walker, F. Borden Executive Vice President & President, Marketing and Refining	$0	$800,000	$1,200,000
Goodell, Timothy B Senior Vice President & General Counsel	$0	$700,000	$1,050,000
Rielly, John P Senior Vice President & Chief Financial Officer	$0	$500,000	$750,000

2012 Weightings.  The following table details the weighting of each metric for each NEO. The weighting assigned to the business unit metrics is aligned with each NEO’s responsibility. The weightings for Messrs. Hess, Goodell and Rielly constitute 80% of Mr. Hill’s weighting and 20% of Mr. Walker’s weighting, reflecting the relative significance of the exploration and production and marketing and refining businesses in 2012.

Cash Bonus Plan Performance Weightings

Measurement	2012 Metric	Messrs. Hess, Goodell, and Rielly	Mr. Hill	Mr. Walker
(a)	(b)	(c)	(d)	(e)
Company Performance	Corporate Net Income	33.4%	33.4%	33.4%
Exploration & Production Performance	Exploration Discovered Resources (MMBOE)	6.7%	8.3%	—
	Production (MBOEPD)	6.7%	8.3%	—
	Controllable Operated Cash Costs ($MM)	6.7%	8.3%	—
	Leadership Site Visits	1.6%	2.1%	—
	Hess Rules Competency Assessments	1.7%	2.1%	—
	Contractor Performance Engagement	1.7%	2.1%	—
	Loss of Primary Containment Ratio	1.7%	2.1%	—
Marketing & Refining Performance	Net Income ($MM)	2.3%	—	11.7%
	Operating Margin/Return	1.9%	—	9.9%
	Cost Management ($MM)	1.1%	—	5.7%
	Environmental Health & Safety	0.5%	—	2.7%
	People Development	0.7%	—	3.3%
Individual	Varies	33.3%	33.3%	33.3%
Total		100%	100%	100%

2012 Metrics.  The following table details our 2012 metrics and actual results for NEOs.

Measurement	2012 Metric	Rationale for Use	2012 Threshold /Target/ Stretch	2012 Result
(a)	(b)	(c)	(d)	(e)
Company Performance	Corporate Net Income ($MM)	• Key measure of Company performance • Linked to shareholder returns	$1,600 /$2,200/ $2,800	$2,258
Exploration & Production Performance	Exploration Discovered Resources (% of target)	• Provides resources for future growth	50 /100/ 150	134%
	Production (MBOEPD)	• Primary output of E&P investments • Results in sales to customers	385 /400/ 415	391 Footnote 5
	Controllable Operated Cash Costs ($MM)	• Management of business expenses to maximize profitability	$2,460 /$2,400/ $2,280	$2,368
	Leadership Site Visits	• Demonstrates leadership commitment to safety performance	80% /90%/ 100%	100% Footnote 6
	Hess Rules Competency Assessments	• Focuses and assesses field supervisor competency to address major work place risks	90% /95%/ 100%	100% Footnote 6
	Contractor Performance Engagement	• Engages external contractors and aligns their performance with Hess’s safety expectations	80% /90%/ 100%	100% Footnote 6
	Loss of Primary Containment Ratio	• Reduce significant unplanned release of material from primary containment while encouraging reporting of all releases	15% /10%/ 5%	5.8% Footnote 6
Marketing & Refining Performance[1]	Net Income (% of target)	• Key measure of Company performance • Linked to shareholder returns	Refer to Footnote 2	37%
	Operating Margin/Return	• Ensures profitable growth	Refer to Footnote 3	68%
	Cost Management (% of budget)	• Management of business expenses to maximize profitability	105% of budget /100% of budget/ 95% of budget	134%
	Environmental Health & Safety	• Ensures employees, contractors, communities and operations are safe	Refer to Footnote 4	120%
	People Development (% of target)	• Creates work environment through engagement, career development, and diversity	50% /70%/ 90%	90%
Individual	Objectives set at beginning of year	• Permits ability to establish annual goals that are specific to an individual	Refer to Discussion on Page	-

1	Goals for the Marketing & Refining division include 37 separate performance metrics across seven business units. Since most of the seven business units have net income, cost management, and people development goals, aggregate 2012 targets and actual results are reported. However, operating margin/return and environmental health & safety goals are unique to each business unit. Given the relatively low weight for each of these goals, we did not report targets but did provide the overall actual result.

2	For Net Income, threshold varies from 40% to 81% of target depending on business unit and stretch varies from 119% to 160% of target.

3	For Operating Margin/Return, goals include: Cash expense management, Merchandise margin, ROCE.

4	For Environmental Health & Safety, goals include: OSHA recordable rate, operational spills, FCCU utilization, mechanical activities.

5	Reflects certain adjustments made to reported 2012 average oil and gas production of 406 mboepd.

6	Although actual results for these metrics were well above target, no payouts were made with respect to these metrics due to a fatality involving an employee of a contractor of the company that occurred at the company’s operations in Texas in 2012. This resulted in a reduction of the overall payout on the business unit component for Mr. Hill from 116% to 79%.

Actual Cash Bonus Awards.  The following table shows actual performance as a percent of target based on the 2012 results and the weighting applied to these results for each component of the bonus and the actual cash bonus awards for each NEO. Coincidentally, in 2012 the performance as a percent of target for Mr. Hill and for Mr. Walker was 79%, resulting in the same business unit payout levels as Messrs. Hess, Goodell and Rielly. Each NEO achieved many of his pre-established individual goals and made other meaningful contributions. However, in light of the relative underperformance of the company’s stock and the significant increase in capital expenditures in 2012, and in order to demonstrate to our stockholders our commitment that pay should be aligned with performance, the committee reduced the discretionary bonus for each NEO to zero. In addition, at Mr. Hess’s request, he was paid no bonus for 2012 with respect to the non-discretionary components of his 2012 cash bonus. Consequently, Mr. Hess received no cash bonus for 2012. The non-discretionary portion of his 2012 bonus would have been almost $2 million based on the application of his pre-established metrics.

Name	2012 Target Cash Bonus Opportunity	X 2012 Actual Performance as % of Target			= Combined	2012 Actual Cash Bonus Award
		+ [Company	+ Business Unit	+ Individual]
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Hess, John B Chairman and Chief Executive Officer	$3,250,000	105%	79%	0%	61%	$0
Hill, Gregory P Executive Vice President & President, Worldwide Exploration and Production	$950,000	105%	79%	0%	61%	$582,983
Walker, F. Borden Executive Vice President & President, Marketing and Refining	$800,000	105%	79%	0%	61%	$490,933
Goodell, Timothy B Senior Vice President & General Counsel	$700,000	105%	79%	0%	61%	$429,567
Rielly, John P Senior Vice President & Chief Financial Officer	$500,000	105%	79%	0%	61%	$306,833

Historical Attainment of Corporate and Business Unit Metrics.  The graph below shows the levels of attainment of the corporate metric and business unit metrics for exploration and production and marketing and refining for the years 2010 through 2012.

	2012			2011			2010
	Corporate Net Income	Exploration & Production	Marketing & Refining	Corporate Net Income	Exploration & Production	Marketing & Refining	Corporate Net Income	Exploration & Production	Marketing & Refining
Maximum
Above Target
Target
Below Target
Below Threshold

Long-Term Incentive Compensation

General Objectives.  The company believes that LTI compensation is an important incentive and retention tool. Therefore, it is the largest portion of each executive officer’s total compensation package. The committee has authority to grant a variety of stock-based compensation under the company’s long-term incentive plan, which was approved by our stockholders in 2008 and amended and approved by our stockholders in 2010 and 2012. Awards to executive officers under the plan have historically consisted of restricted stock and stock options. We believe the combination of these two types of equity awards has given executives considerable incentive to maximize long-term value for stockholders and helped to retain individuals instrumental to the future growth and profitability of the company. Awards of restricted stock are subject to the company attaining a specified minimum cash flow hurdle as provided in our performance incentive plan for senior officers. However, in March 2012, the committee decided to change its LTI compensation program to award one-half of the shares annually in the form of PSUs and one-half in the form of restricted stock, with stock option awards being eliminated. Payouts on PSUs are dependent on the company’s relative TSR compared with that of our peer companies identified above over a three-year period. In making these changes, the committee believed that tying payout of the performance shares to attainment of an objective metric was consistent with the concerns of our company’s stockholders and would further reinforce the alignment of interests of our management and stockholders.

Timing of Awards.  In general, we have a policy of granting LTI awards annually, at the committee’s first regular meeting of the calendar year. We believe this is the appropriate time to make awards because it is after the date in late January when we publicly disclose our earnings for the prior fiscal year and other material information. However, the committee retains discretion to vary the timing of awards as it deems appropriate. Awards of restricted stock and payouts of cash bonuses to the NEOs are made in early March after our financial statements have been audited by our independent public accountants, as required by our performance incentive plan for senior officers approved by stockholders in 2011. This plan is designed to permit deductibility of these compensation expenses under Section 162(m) of the Internal Revenue Code, as more fully discussed under “Deductibility of Compensation Expenses for Named Executive Officers.” LTI awards to newly-hired employees and special merit awards to existing employees are made on the date of the next regularly scheduled board meeting following commencement of employment or the date management recommends a special award. Option exercise prices are set at the closing market price on the date of grant and the option may not be repriced or adjusted, except to reflect customary anti-dilution adjustments, such as for a stock split or stock dividend. The committee has never opportunistically selected grant dates to achieve more favorable option exercise prices, nor have options ever been repriced to increase the value of an award.

Terms of Awards.  Restricted stock awards and PSUs, if earned, generally vest 100% three years from the date of grant and stock options vest ratably over a three-year period, generally subject to continued employment, and remain exercisable until 10 years after the date of grant. We believe these vesting periods promote retention and are consistent with market practices.

Shares of restricted stock are issued and outstanding from the date of grant, but are held in escrow until the vesting date. Restricted shares are therefore entitled to dividends if and when paid on shares of common stock. Dividends accrued on shares of restricted stock, together with interest on these dividends at short-term market rates, are paid upon vesting. To the extent earned, performance shares will be paid in shares of Hess common stock which will vest and be issued following the end of the performance period. Dividend equivalents for the performance period will only be paid out on earned shares after the performance period. For accounting purposes, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 — Compensation — Stock Compensation (“ASC 718”) the expense associated with a restricted stock award is the fair value of the award on the date of grant and this expense is amortized over the vesting period. Expense associated with a stock option award is the grant date fair value determined using a Black-Scholes valuation model, and this expense is also amortized over its vesting period, also in accordance with ASC 718. Expense associated with a PSU award is the fair market value of the award on the date of grant and this expense is also amortized over the vesting period in accordance with ASC 718.

Value of Awards.  Historically, we have structured LTI awards to deliver value through a mix of restricted stock and stock options, with approximately one-half of the value delivered in the form of restricted stock and one-half in the form of stock options, based on grant date valuations. We believed this approach balanced the goals of retention and motivating performance and also reflected our desired level of annual share utilization. However, commencing with the 2012 awards, the committee has determined to eliminate stock options awards and instead make annual awards one-half in the form of PSUs and one-half in the form of restricted stock, for the reasons stated above. Annual grant levels depend on the company’s performance as well as comparative market data. We aim to provide long-term awards such that together with cash compensation, total direct compensation is competitive with that of our peers if specified performance criteria and individual performance objectives are met. The committee bases individual award levels on comparative market data for the executive’s position, award levels of comparably-situated executives, and an assessment of individual potential and performance. In making awards to any individual, the committee does not consider his or her gains made, or failure to achieve gains, on prior restricted stock or option awards.

2012 Awards.  In 2012, the committee granted PSUs and restricted stock in an aggregate amount of approximately 2 million shares to 869 eligible participants. These awards, including those shown for the NEOs in the Summary Compensation Table, were made in early 2012, and reflect 2011, not 2012, performance. The restricted stock and PSU awards to the NEOs and other executive officers in 2012 were consistent with the company’s objectives for long-term compensation discussed previously. Based on grant date values, the aggregate value of restricted stock and PSUs awarded to NEOs in 2012 were at or below the median of LTI compensation for comparable officers in the company’s peer group, and in the case of Mr. Hess, at approximately the 40th percentile.

Other Benefits

We have adopted certain broad-based employee benefits plans in which executive officers are permitted to participate on the same terms as other eligible employees of the company, subject to applicable limits imposed on contributions and benefits under applicable law. We believe it is necessary to maintain these plans to remain competitive with the overall compensation packages offered by other companies in the oil and gas industry. Our objective is that the value of these benefits be competitive with that offered by companies in our peer group. We consider the value of benefits to an employee of the company to be competitive if the value approximates that of employees in comparable positions at a majority of our peer companies. In addition to group life insurance and health and welfare plans, we have a savings plan under which participants can elect to invest (subject to contribution limits imposed by law) up to 25% of pre-tax salary in a variety of funds, one of which invests in our common stock, and the company provides matching contributions up to approximately 8% of pre-tax salary for each participant, which are invested at the discretion of the participant.

Pension Benefits.  As explained later in this proxy statement, we have a qualified defined benefit pension plan, and a non-qualified supplemental plan (the restoration plan referred to in the Pension Benefits table) that provides only the benefits that would otherwise be paid to participants under the qualified pension plan but for limitations imposed by the Internal Revenue Code. As previously disclosed, prior to 2010 the committee granted additional years of credited service under our pension restoration plan to Messrs. Hill, Walker and Rielly as part of the compensation packages necessary to recruit them. In 2009, the committee gave Mr. Hill credit for 10 years of service with his prior employer, upon completion of five years of service with the company. Mr. Hill, worked for over 25 years with Royal Dutch Shell plc and its affiliates, most recently in senior executive positions. This agreement was intended to compensate Mr. Hill for the difference between the pension benefits he would have received from his prior employer had he retired from his prior employment at age 60 and the pension benefits he would have received, absent such credited service, under the company’s pension plans for his retirement at the same age. The additional years of service for Messrs. Walker and Rielly are equal to their service with their prior employers and their supplemental benefits are offset by their pension benefits from their prior employers. Messrs. Walker and Rielly had more than 19 and 16 years of experience with Mobil Oil Corporation and Ernst & Young, LLP, respectively. Each of these executives had successful careers at their prior employers and would have continued to accrue years of service under the pension plans of their prior employers. Again, the committee believed that awards of credited service were necessary to compensate these executives for the loss of pension benefits and to induce them to join the company.

Perquisites.  The company did not provide perquisites or personal benefits valued at $10,000 or more to any NEOs in 2012.

Change in Control Agreements

As explained in greater detail later in this proxy statement, we have change in control agreements with certain executives, including the NEOs, that provide for a lump sum cash payment equal to a multiple of the executive’s compensation, as well as other benefits, if (1) there is a change of control, as defined in the agreements, and (2) the executive is actually or constructively terminated within 24 months following a change in control. In view of continuing consolidation within the oil and gas industry, we believe these agreements are necessary to remain competitive with the overall compensation packages afforded by companies in our peer group. We also believe these agreements work to provide security to our executives, many of whom would have key roles in negotiating and implementing a potential change in control transaction, and motivate them to act in the best long-term interests of all stockholders. However, the committee decided in 2010 to eliminate “golden parachute” excise tax gross-up provisions from any such agreements entered into in the future.

Management Stock Ownership Guidelines and Hedging Policy

In order to further align the interests of management and stockholders, following approval and recommendation by the committee, the board of directors approved management stock ownership guidelines for executive officers of the company. The guidelines require that each executive officer attain a specified level of ownership of shares of the company’s common stock, as set forth below, equal in value to a multiple of the officer’s base salary within five years of the later of the date of adoption of the guidelines and the officer’s first election to his or her office:

•	chief executive officer — six times base salary,

•	executive vice presidents — four times base salary,

•	senior vice presidents who are executive officers — three times base salary, and

•	vice presidents who are executive officers — one times base salary.

The committee has authority to determine the types of stockholdings that will be counted for determining stock ownership and otherwise administer the guidelines. Currently, shares owned outright by an executive, restricted stock and stock held in an executive’s savings plan account are counted for purposes of determining stock ownership levels. Stock options, however, are not counted. As of the end of 2012, each of these officers has attained, or is making progress in attaining, his or her required level of ownership. The company does not impose a requirement to hold stock for any period of time after vesting.

We do not permit directors or executive officers to trade in equity derivative instruments in order to hedge the economic risks of holding the company’s stock. The purpose of these guidelines is to align the interests, including the economic risk of ownership, of directors, management and stockholders. This intent would be undermined if directors or executive officers were to insulate themselves from economic loss on their stock.

Deductibility of Compensation Expense for Named Executive Officers

Generally, we deduct compensation expense on our federal corporate income tax return. However, Section 162(m) of the Internal Revenue Code disallows deductions by corporations for certain non-performance based compensation expense to the CEO and the three other most highly paid executive officers, other than the chief financial officer in excess of $1 million in any year. In 2006, stockholders approved and in 2011 reapproved a performance incentive plan for senior officers designed to permit the company to award deductible compensation in the form of restricted stock and cash bonuses. The plan limits awards of incentive cash compensation and restricted and deferred stock granted in any year to each participant to 1%, and to all participants in the aggregate to 5%, of adjusted net cash flow from operations for the prior year minus a specified amount of not less than $1,750 million. The plan is not intended to increase award levels beyond those that the committee would otherwise approve consistent with its compensation policies described previously. Participants in the plan include the NEOs and any other senior officers that the committee may designate. For 2012, the aggregate value of cash bonus and restricted stock awards for each of the NEOs was substantially less than the maximum amount permitted for each of those individuals. The committee exercises discretion to award aggregate amounts of cash bonus and restricted stock less than that amount for each of the NEOs consistent with its policies as previously explained. In addition, compensation paid in respect of PSUs awarded under the company’s long-term incentive plan (last approved by stockholders in 2012), the payout of which is based on the relative performance of the total shareholder return of the company to that of companies in its peer group, is designed to be exempt from the deduction limitation of Section 162(m). Cash salary in excess of $1 million to any NEO in any year is not exempt from that limitation, and therefore is not deductible. However, the committee reserves the right to establish compensation levels for executive officers that may exceed the limits on tax deductibility or not satisfy the performance-based award exception under Section 162(m), and therefore would not be deductible. We believe it is important for the committee to retain discretion to pay types and amounts of compensation even if it is not deductible, as it deems appropriate.

Recoupment for Financial Restatement

If the company were required to prepare an accounting restatement due to the material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, the chief executive officer and chief financial officer are required by law to reimburse the company for (i) any bonus or other incentive-based or equity-based compensation received by that person from the company during the 12-month period following the first public issuance or filing of the financial document embodying such financial reporting requirement; and (ii) any profits realized from the sale of securities during that 12-month period. In addition, in the event of any such misconduct by an officer or employee that results in material noncompliance with financial reporting requirements, we reserve the right to take all appropriate action to remedy the misconduct, discipline such officer or employee and prevent its recurrence, including (i) termination of employment of such officer or employee and forfeiture of outstanding equity awards, (ii) commencing an action for breach of fiduciary duty, and/or (iii) seeking reimbursement of any compensation paid in excess of that which would have been paid in the absence of such noncompliance, either by legal action or by offsetting other amounts owed by the company to such officer or employee to the extent permissible.

Conclusion

We believe that our compensation philosophy and programs align our executive officers’ interests with those of the company and our stockholders, link compensation to corporate performance and assist in attracting and retaining talented executives. The committee will continue to monitor our programs to ensure that they are consistent with our compensation objectives and policies and will implement changes, if appropriate.

Compensation Committee Report

The compensation and management development committee of the board of directors of the company has reviewed and discussed the Compensation Discussion and Analysis section with management, and based on this review and discussion, the compensation and management development committee recommended to the board of directors that the Compensation Discussion and Analysis section be included in this proxy statement and incorporated by reference into the 2012 annual report on Form 10-K.

Robert N. Wilson, Chairman

Samuel W. Bodman

Nicholas F. Brady

Thomas H. Kean

Samuel A. Nunn

Frank A. Olson

Ernst H. von Metzsch

Summary Compensation Table

The following table sets forth information regarding compensation paid or accrued for the last three fiscal years to the CEO, the chief financial officer and the three other most highly compensated executive officers, for services in all capacities to the company and its subsidiaries.

Name & Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(1) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Hess, John B	2012	$1,500,000	$0	$8,514,673	$0	$0	$3,106,643	$19,950	$13,141,266
Chairman and Chief	2011	$1,500,000	$1,307,583	$4,219,584	$4,280,375	$1,942,417	$4,210,185	$14,700	$17,474,844
Executive Officer	2010	$1,500,000	$1,140,327	$4,216,097	$4,217,489	$2,609,673	$4,490,661	$14,700	$18,188,947

Hill, Gregory P	2012	$975,000	$0	$3,506,131	$0	$582,983	$817,745	$19,950	$5,901,809
Executive Vice President & President,	2011	$940,000	$373,883	$1,737,526	$1,762,432	$536,117	$857,097	$14,700	$6,221,755
Worldwide Exploration and Production	2010	$900,000	$317,500	$1,505,879	$1,506,376	$757,500	$978,142	$14,700	$5,980,097

Walker, F. Borden	2012	$950,000	$0	$2,504,340	$0	$490,933	$1,377,597	$19,950	$5,342,820
Executive Vice President & President,	2011	$935,000	$230,200	$1,241,452	$1,258,759	$584,800	$1,723,973	$14,700	$5,988,884
Marketing & Refining	2010	$925,000	$239,125	$1,254,899	$1,255,313	$685,875	$1,617,953	$14,700	$5,992,865

Goodell, Timothy B.	2012	$725,000	$0	$2,003,444	$0	$429,567	$348,230	$19,950	$3,526,191
Senior Vice President &	2011	$700,000	$281,633	$992,993	$1,006,922	$418,367	$322,128	$14,700	$3,736,743
General Counsel	2010	$675,000	$976,025	$1,003,919	$1,004,251	$573,975	$243,085	$14,700	$4,490,955

Rielly, John P	2012	$750,000	$0	$2,003,444	$0	$306,833	$876,670	$19,950	$3,956,897
Senior Vice President &	2011	$725,000	$126,167	$992,993	$1,006,922	$298,833	$918,719	$14,700	$4,083,334
Chief Financial Officer	2010	$725,000	$92,350	$1,003,919	$1,004,251	$382,650	$805,557	$14,700	$4,028,427

(1)	The amounts shown in column (d) represent the discretionary component of the cash bonus (except for Mr. Goodell for 2010) and the amounts shown in column (g) represent the components of the cash bonuses relating to the attainment of corporate and business unit performance metrics, paid to the NEOs under our cash bonus plan, as discussed more fully in Compensation Discussion and Analysis. For Mr. Goodell, the amount shown in column (d) for 2010 includes a signing bonus of $750,000 paid in 2010 and the discretionary component of his 2010 bonus of $226,025. The signing bonus referred to above is described more fully under “Employment Agreements.” As noted above, Mr. Hess waived the non-discretionary portion of his bonus in respect of 2012 that would otherwise have been shown in column (g).

(2)	Consists of the aggregate grant date fair value of PSUs and restricted stock for 2012 and only restricted stock for 2011 and 2010 computed in accordance with ASC 718. A discussion of the valuation assumptions is in Note 11, Share-Based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2012.

(3)	Consists of the aggregate grant date fair value of stock options granted in 2011 and 2010 computed in accordance with ASC 718. A discussion of the valuation assumptions is in Note 11, Share-Based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2012.

(4)	Consists of the aggregate change in 2012 in actuarial present value of the accumulated benefits of the NEOs under the company’s pension plan. The amount for Mr. Walker includes aggregate earnings on his Nonqualified Deferred Compensation Plan.

(5)	Consists of matching contributions by the company credited to the NEOs under the company’s employees’ savings plan.

Grants of Plan-Based Awards

On March 7, 2012, the compensation and management development committee established target bonuses and approved awards of performance shares and restricted stock to the NEOs. The following table sets forth information concerning possible payouts under the annual cash bonus plan and possible payouts under the performance share program made under the incentive plan for 2012 and individual grants of restricted stock made under the incentive plan for 2011 to each of the NEOs:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock & Option Awards (3)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Hess, John B	Performance Shares	07-Mar-12				30,819	61,638	123,276		$4,561,212
	Restricted Stock	07-Mar-12							61,638	$3,953,461
	Cash Bonus Plan	07-Mar-12	1,083,333	2,166,667	3,250,000

Hill, Gregory P	Performance Shares	07-Mar-12				12,691	25,381	50,762		$1,878,194
	Restricted Stock	07-Mar-12							25,381	$1,627,937
	Cash Bonus Plan	07-Mar-12	316,667	633,333	950,000

Walker, F. Borden	Performance Shares	07-Mar-12				9,065	18,129	36,258		$1,341,546
	Restricted Stock	07-Mar-12							18,129	$1,162,794
	Cash Bonus Plan	07-Mar-12	266,667	533,333	800,000

Goodell, Timothy B	Performance Shares	07-Mar-12				7,252	14,503	29,006		$1,073,222
	Restricted Stock	07-Mar-12							14,503	$930,222
	Cash Bonus Plan	07-Mar-12	233,333	466,667	700,000

Rielly, John P	Performance Shares	07-Mar-12				7,252	14,503	29,006		$1,073,222
	Restricted Stock	07-Mar-12							14,503	$930,222
	Cash Bonus Plan	07-Mar-12	166,667	333,333	500,000

(1)	The amount shown in columns (d), (e) and (f) above represent the threshold, target and maximum payouts for the components of the 2012 cash bonuses relating to the attainment of corporate and business unit performance metrics. The actual amounts paid for 2012 relating to these components are shown in column (g) of the Summary Compensation Table.

(2)	Relates to PSU awards issued under the 2008 LTIP. Actual payout of shares earned will range from zero to 200 percent of the units granted and will occur following the three-year performance period ending December 31,2014. “Target” is the number of PSUs awarded in 2012. “Threshold” represents the lowest possible payout if a payout is made (50 percent of the units grant).

(3)	No option awards were granted in 2012. The grant date fair value of restricted stock awards is determined by multiplying the number of shares of stock awarded as shown in column (j) by the closing price of the company’s common stock on the date of grant. A discussion of the valuation assumptions is in Note 11, Share-Based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2012. The grant date fair value of PSUs granted is determined by multiplying the number of units granted as shown in column (h) by the fair value of the award as determined by a Monte Carlo valuation model ($74.00).

The PSUs shown in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the “Grants of Plan-Based Awards” table vest, to the extent earned, following the three-year performance cycle applicable to such performance shares based on the relative performance of the company’s TSR over the performance cycle compared with that of fifteen peer companies in the company’s Comparator Group on page     . Payouts range from 0% to 200% of the target award based on the company’s TSR ranking within the peer group. If a participant’s employment with the company terminates prior to the regularly scheduled vesting date by reason of the participant’s death, permanent total disability or normal retirement and, at the time of such termination due to normal retirement, the participant shall have completed at least five years of continuous service with the company, the participant shall be entitled to receive the same payment, if any (without pro-ration), in respect of the PSUs as would have been payable, and at the time and subject to the same conditions, had the participant’s employment continued until such vesting date. If the participant’s employment with the company terminates prior to the regularly scheduled vesting date by reason of the participant’s early retirement, and at the time of such termination, the participant shall have completed at least five years of continuous service with the company, the committee, in its sole discretion, may (but is not obligated to) determine that the participant shall be entitled to receive the same payment, if any, in respect of the performance shares as would have been payable, and at the same time and subject to the same conditions, had the participant’s employment continued until such vesting date, provided that such payment shall be pro-rated based on the number of calendar days of the performance cycle elapsed through the date of such early retirement. If the participant’s employment with the company terminates prior to the vesting date for any reason other than the participant’s death, permanent total disability or normal or early retirement, all of the performance shares and the participant’s rights with respect thereto shall be immediately forfeited.

The shares of restricted stock shown in the “All Other Stock Awards” column of the Grants of Plan-Based Awards table vest on the third anniversary of the grant date, except that they may vest earlier upon retirement, death, disability or a change in control (with proportional vesting of restricted stock in the case of early retirement at the discretion of the committee) and dividends on the shares are accrued and held in escrow until the vesting date, at which time they are paid with interest at short-term market rates (the dividends are forfeited if the shares of restricted stock are forfeited).

Non-equity incentive plan awards are discussed in the “Compensation Discussion and Analysis” under the heading “Annual Cash Bonus.”

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding equity awards held by the NEOs at the end of the last fiscal year. The market value of shares of unvested restricted stock shown in column (g) is determined by multiplying the number of shares shown in column (f) by the closing price of the company’s common stock at the end of the last fiscal year.

					Stock Awards
Name (a)	Option Awards				Restricted Stock			Performance Share Units
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3) (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#) (f)		Market Value of Shares or Units of Stock That Have Not Vested ($)(9) (g)	Number of Shares or Units of Stock That Have Not Vested (#)(10) (h)	Market Value of Shares or Units of Stock That Have Not Vested ($)(11) (i)
Hess, John B	288,000	—	$49.55	01-Feb-16	181,198	(4)	$9,596,246	30,819	$1,632,174
	255,000	—	$53.20	07-Feb-17
	186,000	—	$81.85	06-Feb-18
	225,450	—	$56.43	04-Feb-19
	139,260	69,630(1)	$60.07	03-Feb-20
	50,310	100,620(2)	$83.88	02-Feb-21
Hill, Gregory P	145,500	—	$56.43	04-Feb-19	70,811	(5)	$3,750,151	12,691	$672,089
	49,740	24,870(1)	$60.07	03-Feb-20
	20,715	41,430(2)	$83.88	02-Feb-21
Walker, F. Borden	75,000	—	$24.14	02-Jun-14	53,544	(6)	$2,835,690	9,065	$480,056
	112,500	—	$29.96	02-Feb-15
	90,000	—	$49.55	01-Feb-16
	75,000	—	$53.20	07-Feb-17
	54,000	—	$81.85	06-Feb-18
	65,550	—	$56.43	04-Feb-19
	41,450	20,725(1)	$60.07	03-Feb-20
	14,795	29,590(2)	$83.88	02-Feb-21
Goodell, Timothy B	66,000	—	$56.43	04-Feb-19	42,833	(7)	$2,268,436	7,252	$384,039
	33,160	16,580(1)	$60.07	03-Feb-20
	11,835	23,670(2)	$83.88	02-Feb-21
Rielly, John P	72,000		$29.96	02-Feb-15	42,833	(8)	$2,268,436	7,252	$384,039
	63,000		$49.55	01-Feb-16
	57,000		$53.20	07-Feb-17
	45,000		$81.85	06-Feb-18
	54,600		$56.43	04-Feb-19
	33,160	16,580(1)	$60.07	03-Feb-20
	11,835	23,670(2)	$83.88	02-Feb-21

(1)	Options become vested and exercisable on February 3, 2013 if the NEO continues to be employed.

(2)	Options become vested and exercisable in 2 equal installments on February 2, 2013 and February 2, 2014 if the NEO continues to be employed.

(3)	Options may become exercisable earlier in full upon death, disability, normal retirement or a change in control. At the discretion of the compensation and management development committee, upon early retirement of an awardee, options not then exercisable may become exercisable in proportion to the calendar days elapsed in the vesting period up to the early retirement date. The options remain exercisable until the tenth anniversary of the date of grant, except in cases of termination of employment for reasons other than death, disability or normal retirement, in which case options remain exercisable only for specified periods. If a grantee’s employment terminates (other than by reason of death, disability or retirement) before these options become exercisable, they will be forfeited.

(4)	Shares of restricted stock vest provided the NEO continues to be employed as follows: 69,630 on March 3, 2013, 49,930 on March 2,2014 and 61,638 on March 7, 2015.

(5)	Shares of restricted stock vest provided the NEO continues to be employed as follows: 24,870 on March 3, 2013, 20,560 on March 2,2014 and 25,381 on March 7, 2015.

(6)	Shares of restricted stock vest provided the NEO continues to be employed as follows: 20,725 on March 3, 2013, 14,690 on March 2, 2014 and 18,129 on March 7, 2015.

(7)	Shares of restricted stock vest provided the NEO continues to be employed as follows: 16,580 on March 3, 2013, 11,750 on March 2, 2014 and 14,503 on March 7, 2015.

(8)	Shares of restricted stock vest provided the NEO continues to be employed as follows: 16,580 on March 3, 2013, 11,750 on March 2, 2014 and 14,503 on March 7, 2015.

(9)	Market Value of restricted stock based on the closing price of $52.96 on December 31, 2012.

(10)	Performance share units based on achieving threshold performance goals. Actual payout of shares earned will range from zero to 200 percent of the units granted and will occur following the three-year performance period ending December 31, 2014.

(11)	Value of PSUs reflects threshold performance level based on the closing price of $52.96 on December 31, 2012 as required by SEC disclosure requirements. Actual performance attained as of December 31, 2012 was below Threshold.

Option Exercises and Stock Vested

The following table sets forth information as to the NEOs regarding the exercise of stock options and the vesting of restricted stock under the incentive plan during the last fiscal year:

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)(1)
Hess, John B	—	—	75,150	$4,862,205
Hill, Gregory P	—	—	48,500	$2,928,430
Walker, F. Borden	—	—	21,850	$1,413,695
Goodell, Timothy B	—	—	22,000	$1,328,360
Rielly, John P	—	—	18,200	$1,177,540

(1)	Represents the aggregate dollar amount realized upon vesting computed by multiplying the number of shares of stock by the closing market value of the underlying share of $64.70 on the vesting date of March 5, 2012 for Messrs. Hess, Walker, Rielly and $60.38 on the vesting date of February 3, 2012 for Messrs. Hill and Goodell.

Pension Benefits

The following table sets forth information as to the NEOs regarding payments or other benefits at, following or in connection with retirement:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Hess, John B	Employees’ Pension Plan	35.58	$1,821,426		—
	Restoration Plan	35.58	$42,390,955		—
Hill, Gregory P	Employees’ Pension Plan	4.00	$158,893		—
	Restoration Plan	14.00	$5,151,669	(1)	—
Walker, F. Borden	Employees’ Pension Plan	16.50	$838,322		—
	Restoration Plan	35.50	$13,428,443	(2)	—
Goodell, Timothy B	Employees’ Pension Plan	4.00	$160,965		—
	Restoration Plan	4.00	$961,337		—
Rielly, John P	Employees’ Pension Plan	11.75	$433,884		—
	Restoration Plan	28.25	$5,589,285	(3)	—

(1)	Credited years of service includes 10 years for service with prior employers even though it is contingent on working at Hess for 5 years. Additional years of credited service result in an increase of $3,806,075 under the restoration plan.

(2)	Credited years of service include 19 years for service with prior employers. Benefits shown are net amounts offset by amounts due from previous employers. Additional years of credited service result in an increase of $7,250,924 under the restoration plan.

(3)	Credited years of service include 16.5 years for service with prior employers. Benefits shown are net amounts offset by amounts due from previous employers. Additional years of credited service result in an increase of $3,464,753 under the restoration plan.

We maintain an employees’ pension plan, a qualified defined benefit plan under the Internal Revenue Code, and a non-qualified supplemental plan, called the pension restoration plan, that provides benefits that would otherwise be payable to participants under the employees’ pension plan but for limitations imposed by the Internal Revenue Code, with certain modifications discussed below. Employees participate after one year of service in the employees’ pension plan and vest in a retirement benefit after five years of service. Annual retirement benefits for a participant at normal retirement age are determined by multiplying 1.6% of the participant’s final average compensation by his or her years of service and are then reduced by an offset for social security benefits. Under the employees’ pension plan, final average compensation is the average of any three years of highest annual compensation (consisting of salary and cash bonus as shown in columns (c), (d) and (g) of the Summary Compensation Table) paid to the participant during the 10 years immediately preceding his or her retirement date. Under the restoration plan, final average compensation is the average of any three years of highest annual salary (as shown in column (c) of the Summary Compensation Table) plus the average of any three years of highest cash bonus (as shown in columns (d) and (g) of the Summary Compensation Table) paid to the participant during the 10 years immediately preceding his or her retirement date.

Normal retirement under the plans means retirement at age 65, but a participant retiring from active service is entitled to an unreduced benefit at age 60. A participant may elect early retirement if the participant is at least 55 years old and has 10 years of service. Messrs. Hess and Walker are the only NEOs currently eligible for early retirement under the employees’ pension plan and restoration plan. The company awarded credited service for prior employment under the restoration plan for Messrs. Hill, Walker and Rielly for the reasons discussed in “Compensation Discussion and Analysis”. Under both plans, retirement benefits paid upon early retirement from active service at the age of 55 are reduced by 25% of the retirement benefit otherwise payable, with proportionately lower reductions for early retirement between ages 55 and 60. Early retirement reductions are greater if employment terminates prior to age 55. Retirement benefits under the employees’ pension plan are payable as a straight life annuity or in other forms of annuities actuarially equivalent to a straight life annuity. Retirement benefits under the restoration plan are payable as a lump sum 6 months after retirement. A participant’s right to payment under the restoration plan constitutes a general unsecured claim against the company.

The valuation method and material assumptions used in quantifying the present value of the accumulated benefit shown in the table are explained in Note 13, Retirement Plans, to our consolidated financial statements in our annual report on Form 10-K for year ended December 31, 2012. Retirement benefits payable to Messrs. Walker and Rielly under the restoration plan are offset by retirement benefits payable by their prior employers.

Nonqualified Deferred Compensation

Nonqualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions($)	Aggregate Balance at Last FYE ($)
Hess, John B	—	—	—	—	—
Hill, Gregory P	—	—	—	—	—
Walker, F. Borden	—	—	235,291	—	2,295,481
Goodell, Timothy B	—	—	—	—	—
Rielly, John P	—	—	—	—	—

We maintain a deferred compensation plan for certain highly-paid employees selected by us as eligible to participate under which a participant may elect in advance of any year to defer payment of up to 50% of salary and 100% of cash bonus payable for that year to a date no earlier than three years from the date of election, except that payments may be made earlier in the case of termination, death, disability, retirement or a change of control. Amounts deferred are deemed invested in investment vehicles identical to those offered under our qualified employees’ savings and stock bonus plan as the participant elects, except that the deferred compensation plan does not offer a fund for investing in the company’s stock, and earnings thereon are payable together with the deferred compensation. Payments may be made in a lump sum or in annual installments over a five year period, as the participant elects. The right of any participant to receive a payment constitutes a general unsecured claim against the company.

Employment Agreements

We have no employment agreements with our NEOs other than agreements relating to credited service discussed under “Pension Benefits” and change of control agreements discussed under “Potential Payments upon Termination or Change in Control” and the initial terms of employment described below for Messrs. Hill and Goodell.

Under the terms of employment negotiated with Mr. Hill upon joining the company in 2009, the company agreed to pay Mr. Hill an initial base salary of $850,000 and a one-time cash signing bonus of $650,000 to replace a forfeited 2008 bonus from his prior employer. In addition, the company agreed, subject to approval of the compensation and management development committee, to make awards of stock options and restricted stock in February 2009 under the 2008 long-term incentive plan having an approximate aggregate grant date fair value of $5,000,000. Half of this amount was intended to replace equity awards with Mr. Hill’s prior employer that were forfeited upon his joining the company. The remaining amount was to replace equity awards that Mr. Hill would likely have received from his prior employer in 2009 and as an inducement for Mr. Hill to join the company. The company also agreed that if the company terminates Mr. Hill’s employment without cause, he will be entitled to severance benefits equal to two times his annual base salary and target bonus for the year in which the termination occurs. The company also agreed to award credited service to Mr. Hill under the company’s pension restoration plan for the reasons described under “Compensation Discussion and Analysis”, provided Mr. Hill remains employed by the company for five years.

Under the terms of employment negotiated with Mr. Goodell upon joining the company in 2009, the company agreed to pay Mr. Goodell an initial base salary of $650,000 and a one-time cash signing bonus of $1,500,000, one-half of which was payable in January 2009 and one-half of which was payable in January 2010, to offset the value of compensation and benefits lost at his prior employment and as an inducement for Mr. Goodell to join the company. Mr. Goodell agreed to repay the signing bonus in full if he voluntarily terminated employment with the company within two years of his commencement of employment. In addition, the company agreed, subject to approval of the compensation and management development committee, to make awards of stock options and restricted stock under the terms of the 2008 long-term incentive plan in February 2009 having an approximate aggregate grant date value of $2,250,000 as an inducement for Mr. Goodell to join the company.

Potential Payments upon Termination or Change in Control

Termination

In the event any of the NEOs’ employment terminated at the end of the last fiscal year, the officer would be entitled to the officer’s accumulated retirement benefits in accordance with the provisions of our retirement plans as described under “Pension Benefits” on page     . Retirement benefits under the employees’ pension plan are payable solely in the form of an annuity. Retirement benefits under the restoration plan are payable only in the form of a lump sum.

In addition, because Messrs. Hess and Walker were eligible for early retirement under the employees’ pension plan, a pro rata portion of their unvested equity awards would become vested at the discretion of the compensation and management development committee based on the number of calendar days elapsed in the applicable vesting period and they would be entitled to exercise all vested stock options until the option expiration date shown in the “Outstanding Equity Awards at Fiscal Year-End” table on pages      and     .

Each NEO other than Messrs. Hess and Walker would also be entitled to exercise the stock options shown in the “Option Awards — Exercisable” column of the “Outstanding Equity Awards at Fiscal Year-End” table on pages      and      for a period of 60 days from the date of termination. If any of the NEOs’ employment terminated due to death or disability (i) stock options in the “Option Awards — Unexercisable” column of the “Outstanding Equity Awards at Fiscal Year-End” table would have become fully exercisable, (ii) all stock options in the “Option Awards” columns of that table would remain exercisable until the option expiration date shown in the table, and (iii) all restricted stock awards listed in that table would have become fully vested. See that table for the market value of the unvested shares of restricted stock at the end of the last fiscal year.

In the event the company had terminated the employment of Mr. Hill without cause at the end of the last fiscal year, Mr. Hill would have been entitled to receive a cash severance payment of $3,850,000.

Change in Control

Equity Awards.    In the event of a change in control of the company, pursuant to the incentive plan, all unexercisable stock options and all nonvested shares of restricted stock awarded to the NEOs would immediately become fully exercisable and vested. In the event of change of control, PSUs will be paid out with respect to a pro-rated portion of PSUs awarded representing the number of days lapsed in the performance cycle through the date immediately prior to the change in control based on the company’s TSR and TSR ranking through such date and will be paid at target with respect to a pro-rata portion of the PSUs representing the number of days lapsed from the change in control through the end of the performance cycle. See the “Outstanding Equity Awards at Fiscal Year-End” table on pages      and      for the number of unexercisable options and unvested shares of restricted stock held by each NEO at the end of the last fiscal year. The NEOs would also be able to exercise the stock options shown in the “Option Awards — Exercisable” column of that table.

For purposes of the incentive plan, “change in control” means (i) acquisition by a person or group of 20% or more of the company’s common stock or voting securities, (ii) the persons serving as directors of the company as of the effective date of the 2008 Incentive Plan, and those replacements or additions subsequently approved by a majority vote of the board, ceasing to make up at least a majority of the board; (iii) consummation (or, for awards made prior to February 1, 2010, stockholder approval) of a reorganization, merger or consolidation in which the owners of the company’s common stock and voting securities immediately prior to the transaction do not own more than 51%, respectively, of the common stock and voting securities of the surviving entity, or (iv) consummation (or, for awards made prior to February 1, 2010, stockholder approval) of a liquidation, dissolution or sale of all or substantially all of the company’s assets in which the owners of the company’s common stock and voting securities immediately prior to the transaction do not own more than 51%, respectively, of the common stock and voting securities of the surviving entity.

Severance Payments.    The company has entered into change in control termination benefit agreements with the NEOs and certain other officers of the company. These agreements provide for lump sum cash payments equal to a multiple of an executive’s annual compensation if within 24 months following a change in control the employment of the executive is terminated by the executive for good reason or by the company without cause. For these purposes, annual compensation consists of the executive’s base pay at the date of his termination or immediately before the change in control, whichever is higher, plus the greater of his or her target bonus for the year in which the change in control occurs or the highest bonus earned in the three fiscal years preceding the change in control. The multiple of annual compensation received is three times for Messrs. Hess and Walker and two times for Messrs. Hill, Goodell and Rielly and all other officers with whom such agreements were made.

In addition, the executive is entitled to receive a pro rata portion of his or her target bonus for the fiscal year in which termination occurs, and continuation of medical, dental and other welfare benefits. The benefits continuation period is 36 months following termination for Messrs. Hess and Walker and 24 months following termination for the other NEOs and all other officers with whom such agreements were entered into. The agreements provide for immediate vesting of retirement benefits upon termination, deemed age and service credit in determining retirement benefits for the number of years equal to the severance multiple, and deemed compensation in determining retirement benefits equal to the salary and bonus taken into account in determining the lump sum severance payment. The NEOs are also entitled to a “gross-up” payment from the company for any excise tax imposed by the Internal Revenue Code on “excess parachute payments” resulting from a change in control. However, the compensation and management development committee decided in 2010 to eliminate tax gross up provisions in any change in control termination benefit agreements to be entered into in the future.

Potential Change in Control Payments and Benefits.    Set forth below is the total estimated value, assuming that a change in control occurred on December 31, 2012 and the employment of each NEO terminated on that date under circumstances entitling them to severance payments and benefits under the change in control termination benefit agreements, as well as the value of their unvested equity awards as of December 31, 2012.

Named Executive Officer	Cash Severance Payment ($)	Stock Options ($)	Restricted Stock ($)	Performance Share Units ($)	Welfare Benefits ($)	Outplacement Benefits ($)	Additional Pension Benefits ($)(1)	Excise Tax Gross-Up ($)	Total ($)
Hess, John B	$15,750,000	$—	$9,596,246	$2,176,232	$48,704	$30,000	$6,432,658	$—	$34,033,840
Hill, Gregory P	$4,100,000	$—	$3,750,151	$896,119	$24,183	$30,000	$4,078,377	$5,117,407	$17,996,237
Walker, F. Borden	$5,625,000	$—	$2,835,690	$640,075	$48,704	$30,000	$2,649,238	$—	$11,828,707
Goodell, Timothy B	$3,050,000	$—	$2,268,436	$512,053	$32,469	$30,000	$1,690,379	$2,576,475	$10,159,812
Rielly, John P	$2,520,000	$—	$2,268,436	$512,053	$235	$30,000	$842,246	$—	$6,172,970

(1)	Each NEO would also be entitled to his accumulated retirement benefits in accordance with the provisions of the employees’ pension plan and pension restoration plan described under “Pension Benefits” on p. .

The amounts in the table above were calculated: assuming a change in control occurred on December 31, 2012; using the closing price of our common stock on December 31, 2012 (the last trading day of our fiscal year) of $52.96 per share; using the intrinsic value of stock options (i.e., the result of multiplying the number of unvested options by the difference between the December 31, 2012 closing price of our common stock and the exercise price) and for the purpose of determining any potential excise tax gross-up (i) assuming each of the NEOs is subject to the maximum federal and state income tax rates, (ii) using the applicable federal rates for December 2012 to calculate the present values of accelerated payments and (iii) assuming that the five-year period for determining the average total compensation of each NEO (i.e., the base amount under the golden parachute rules) ended on December 31, 2011.

The definition of “change in control” under the termination benefits agreements is substantially similar to the definition of change in control in the incentive plan, except that (i) the change in a majority of board of directors must occur within a 24-month period, (ii) the applicable event for reorganization, merger or consolidation is consummation rather than stockholder approval, and (iii) the exception for reorganization, merger, consolidation, liquidation, dissolution and asset sale is 60% rather than 51%.

For purposes of these agreements, “good reason” is defined as a failure to maintain the executive in the office or position held immediately prior to the change in control (or a substantially equivalent position), the removal of the executive as a director if the executive was a director immediately prior to the change in control, a material adverse change in the nature or scope of the executive’s authorities, responsibilities or duties, a reduction in base salary or target annual bonus, termination of the ability of the executive to participate in the company’s welfare benefit plans or retirement plans as in effect immediately prior to the change in control or a material reduction in the scope or value of those welfare or retirement benefits, a relocation of the executive’s principal work location of more than 30 miles from the executive’s location immediately prior to the change in control, or an increase in the executive’s required business travel of more than 20% (based on days in any calendar quarter or year) than required in any of the three full years immediately prior to the change in control. “Cause” for purposes of these agreements is defined as conviction of a felony, gross and willful misconduct by the executive in performing the executive’s duties, or willful and continued failure of the executive to substantially perform the executive’s duties after written demand.

Compensation and Risk

The company performed a risk assessment to determine whether the amount and composition of compensation for the company’s employees and the design of compensation programs may create incentives for excessive risk-taking by its employees. The results of this risk assessment were reviewed with and approved by the company’s risk committee.

The risk assessment placed particular emphasis on identifying employees who have both significant compensation risk in the variability of their compensation and also the ability to expose the company to significant business risk. The company concluded that for the substantial majority of its employees, their compensation risk and their ability to take business risks is low, because their compensation consists largely of fixed cash salary and a cash bonus that has a capped payout, and they do not have the authority to take action on behalf of the company that could expose the company to significant business risks. The company focused on the compensation programs for its senior executives, as these are the employees whose actions may expose the company to significant business risk. The company reviewed the cash and equity incentive programs for these executives and concluded that the following factors tend to mitigate the likelihood of excessive risk taking:

•

the compensation mix for these executives is designed to deliver a substantial portion of compensation in the form of long-term equity awards, and in the case of senior executives, such awards constitute the majority of their compensation;

•	payouts on annual cash bonuses are capped at 150% of the employee’s target bonus, reducing the incentive to take excessive risk for short-term gains;

•

LTI awards are made at the discretion of the compensation and management development committee with the goal of creating incentives for these employees to work for growth in the long-term profitability of the company;

•	the compensation and management development committee has the discretion to reduce the discretionary portion of cash bonuses as well as LTI awards as it deems appropriate;

•

senior executives are subject to stock ownership guidelines requiring them to hold specified levels of the company’s stock during the term of their employment, the economic risk of which may not be hedged by equity derivative instruments, in order to align their interests with the long-term interests of all stockholders;

•	certain compensation of the chief executive officer and chief financial officer may be subject to recoupment in certain circumstances involving misconduct;

•	compliance with the company’s code of business conduct and ethics is considered in compensation determinations;

•	the company has an environmental, health and safety function which oversees and monitors compliance in these areas for the company;

•	the company’s variable compensation programs include a variety of environmental, health and safety performance metrics; and

•

the compensation and management development committee continually monitors the company’s compensation programs and practices to assure that they appropriately balance the interests of employees and stockholders.

Employees engaged in certain trading and marketing activities have compensation risk higher than that of the overall employee population in that a part of their compensation is linked to the profitability of these activities. However, the company concluded the business risk to the company from these activities is not significant because:

•	these trading and marketing activities do not constitute a material portion of the overall business of the company; and

•

these activities are subject to risk controls to limit excessive risk-taking, such as volume and value-at-risk limits that are monitored and enforced on a daily basis by the company’s chief risk officer.

For these reasons, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the company.

Ownership of Voting Securities by Certain Beneficial Owners

The following table sets forth, as of the most recent practicable date, information as to the ownership of more than 5% of any class of the company’s voting securities by beneficial owners known by the company to hold more than 5% of any such class:

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership(a)	Percent of class

Common Stock	John B. Hess	36,436,387(b)(c)(d)(e)	10.62
	Nicholas F. Brady	19,024,116(b)(c)(f)	5.57
	Thomas H. Kean	25,367,801(b)(c)(d)(g)	7.42
	Eugene W. Goodwillie, Jr.	30,723,626(b)(c)(d)(e)(h)	8.99
	c/o Hess Corporation 1185 Avenue of the Americas New York, New York 10036
	BlackRock, Inc.	18,576,122(i)	5.44
	40 East 52nd Street
	New York, NY 10022

(a)  Information with respect to Messrs. Hess, Brady, Kean and Goodwillie is as of March 1, 2013. The individual amounts and percentages shown for Messrs. Hess, Brady, Kean and Goodwillie should not be added because they reflect shared beneficial ownership. Information with respect to BlackRock, Inc. was obtained from a Schedule 13G filed by such person with the Securities and Exchange Commission in January 2013 and is as of December 31, 2012.

(b)  This amount includes 10,079,037 shares held by a charitable lead annuity trust established under the will of Leon Hess. Mr. John B. Hess has sole voting power over the stock held by this trust and shares dispositive power over such stock with Messrs. Brady, Kean and Goodwillie.

(c)  This amount includes 8,817,802 shares held by a limited partnership. Messrs. Hess, Brady, Kean and Goodwillie serve on the management committee of the general partner of this limited partnership and share voting and dispositive power with respect to shares held by the limited partnership.

(d)  This amount includes 6,436,881 shares held by the Hess Foundation, Inc. of which Messrs. Hess, Kean and Goodwillie are directors and as to which Mr. Hess has sole voting power and shares dispositive power with Mr. Kean, Mr. Goodwillie and certain other directors of the foundation.

(e)  This amount includes:

•	29,850 shares owned directly by Mr. Hess, as to which he has sole voting and dispositive power,

•	1,772,895 shares held by fourteen trusts for the benefit of Mr. Hess and his children, as to which Mr. Hess is a trustee and has sole voting power and dispositive power,

•	181,198 shares held in escrow under the company’s incentive plans as to which Mr. Hess has voting but not dispositive power,

•	1,263,960 shares underlying options to purchase common stock, as to which Mr. Hess has no voting or dispositive power until they are acquired upon exercise of the options,

•	53,852 shares vested in the name of Mr. Hess under the employees’ savings plan as to which he has sole voting and dispositive power,

•	3,025,205 shares held by a trust of which Mr. Hess and Mr. Goodwillie are co-trustees, as to which Mr. Hess has sole voting power and shares dispositive power with Mr. Goodwillie,

•	101,008 shares held by three trusts of which Mr. Hess is a co-trustee and has shared voting and dispositive power,

•

2,371,878 shares held by Mr. Hess’s siblings and five trusts for the benefit of Mr. Hess’s siblings or their children as to which Mr. Hess has sole voting power and as to 1,547,093 shares of which he shares dispositive power pursuant to a shareholders agreement among Mr. Hess, his siblings and others, and

•

2,303,119 shares held by three trusts for the benefit of Mr. Hess’s heirs, of which Mr. Hess’s spouse and Mr. Goodwillie are co-trustees, but as to which Mr. Hess has sole voting power pursuant to a shareholders agreement among Mr. Hess, his spouse and others.

(f)  This amount includes 111,311 shares held directly by Mr. Brady, as to which he has sole voting and dispositive power, and 6,000 shares held by a limited liability company of which Mr. Brady is the managing member and as to which he has sole voting and dispositive power. This amount also includes 9,966 shares held by two trusts of which Mr. Brady is a co-trustee as to which Mr. Brady shares voting and dispositive power.

(g)  This amount includes 34,081 shares held directly by Mr. Kean, as to which he has sole voting and dispositive power.

(h)  This amount includes 92,373 shares held by three trusts as to 30,791 of which shares Mr. Goodwillie has sole voting and dispositive powers and as to 61,582 of which shares he has shared voting and dispositive power.

(i)  BlackRock, Inc. has sole voting and dispositive power with respect to all shares.

Ownership of Equity Securities by Management

The table below sets forth as to each director, nominee and named executive officer, and all directors, nominees and executive officers as a group, information regarding their ownership of equity securities of the company on March 1, 2013. The persons listed below have sole voting and investment power as to all shares indicated except as set forth in the footnotes to the table. Where no information appears in the column “Percent of outstanding shares of common stock owned,” the securities held represent less than one percent of the common stock outstanding.

Individual amounts and percentages shown for Messrs. Brady, Hess and Kean cannot be added because they reflect shared beneficial ownership of shares as explained in footnotes (b), (c) and (d) to the table under the caption “Ownership of Voting Securities by Certain Beneficial Owners.”

Name	Total number of shares beneficially owned and nature of beneficial ownership(a)		Percent of outstanding shares of common stock owned	Of total number of shares beneficially owned, number of option shares
Samuel W. Bodman	26,186		—	—
Nicholas F. Brady	19,024,116	(b)	5.57	—
Timothy B. Goodell	194,674		—	139,410
John B. Hess	36,436,387	(c)	10.62	1,263,960
Gregory P. Hill	348,701		—	261,540
Edith E. Holiday	31,081		—	—
Thomas H. Kean	25,367,801	(d)	7.42	—
John Krenicki, Jr.	0		—	—
Risa Lavizzo-Mourey	21,781		—	—
Craig G. Matthews	29,476		—	—
Kevin Meyers	0		—	—
John H. Mullin	36,781		—	—
Samuel A. Nunn	2,340		—	—
James H. Quigley	0		—	—
Frank A. Olson	37,981		—	—
Ernst H. von Metzsch	73,281	(e)	—	—
Fredric Reynolds	0		—	—
John P. Rielly	524,278		—	365,010
William Schrader	0		—	—
Mark Williams	0		—	—
F. Borden Walker	729,422		—	563,815
Robert N. Wilson	68,181		—	—
All directors and executive officers as a group	38,745,111		11.23	3,132,860

(a)

These figures include 53,582 shares vested in the name of Mr. Hess, 4,178 shares vested in the name of Mr. Rielly, 4,038 shares vested in the name of Mr. Walker, and 64,829 shares vested for all executive officers and directors as a group under the employees’ savings plan as to which these individuals and the group have voting and dispositive power. These amounts also include 42,833 shares held in escrow under the second amended and restated 1995 long-term incentive plan or the 2008 long-term incentive plan, as amended, or both, for Mr. Goodell, 181,198 shares held in escrow under these plans for Mr. Hess, 70,811 shares held in escrow under these plans for Mr. Hill, 42,833 shares held in escrow under these plans for Mr. Rielly, 53,544 shares held in escrow under these plans for Mr. Walker and 467,138 shares held in escrow under these plans for all executive officers and directors as a group. As to these shares, these individuals and the group have voting power but not dispositive power. Holders of stock options do not have the right to vote or any other right of a stockholder with respect to shares of common stock underlying such options until they are exercised.

(b)	See footnotes (b), (c) and (f) to the table under the caption “Ownership of Voting Securities by Certain Beneficial Owners.”

(c)	See footnotes (b), (c), (d) and (e) to the table under the caption “Ownership of Voting Securities by Certain Beneficial Owners.”

(d)	See footnotes (b), (c), (d) and (g) to the table under the caption “Ownership of Voting Securities by Certain Beneficial Owners.”

(e)	This amount includes 20,000 shares held by 2 trusts for the benefit of Mr. von Metzsch and his spouse.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee has selected the firm of Ernst & Young LLP as the independent registered public accountants of the company for the fiscal year ending December 31, 2013. Ernst & Young LLP has acted for the company in this capacity for many years. The board proposes that the stockholders ratify this selection at the annual meeting. Ratification of the appointment of Ernst & Young LLP as the independent registered public accountants of the company for the fiscal year ending December 31, 2013 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted as present and will have the effect of a vote against the proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent registered public accountants will be reconsidered by the audit committee.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Independent Registered Public Accountants Fee Information

Ernst & Young LLP’s fees, by category of professional service for each of the last two fiscal years, were (in thousands):

	2012	2011
Audit Fees	$10,626	$10,073
Audit-Related Fees	1,341	1,401
Tax Fees	3,059	1,965
All Other Fees	14	0

Total	$15,040	$13,439

Ernst & Young LLP audit fees include fees associated with the last annual audit, the reviews of the company’s quarterly reports on Form 10-Q, reporting on the effectiveness of internal controls over financial reporting, SEC registration statements, and statutory audits required internationally.

Ernst & Young’s fees for audit-related services include pension and savings plan audits, attest services not required by statute or regulation, accounting consultations, acquisition reviews, and consultations on internal accounting controls.

Tax fees include tax compliance services and United States and international tax advice and planning.

All other fees in 2012 relate to services rendered in connection with a pension study.

As part of its responsibility for oversight of the independent registered public accountants, the audit committee has established a pre-approval policy for the provision of audit and permitted non-audit services provided by the company’s independent registered public accountants. In accordance with this policy, each type of audit, audit-related, tax and other permitted service to be provided by the independent registered public accountants is specifically described and each such service, together with a fee level or budgeted amount for such service, is pre-approved annually by the audit committee. Each such service and budgeted amount is thereafter updated quarterly. Any type of permitted service not previously approved by the audit committee must be specifically pre-approved before the service can be provided. For each fiscal year, the audit committee may determine appropriate ratios between categories of services and the total fees paid to the independent registered public accountants. The audit committee has delegated authority to the chairman of the audit committee to approve additional services or an increase in fees for a previously approved service in excess of the budgeted amount for that service. However, any increased fees or additional services so approved must be reported to the audit committee at its next scheduled meeting. In 2012 and 2011, all audit, audit-related, tax and other fees were pre-approved by the audit committee or the chairman of the audit committee. The audit committee has determined that the provision of all services approved in accordance with this policy is not incompatible with the independence of the independent registered public accountants.

The board of directors recommends that stockholders vote FOR the ratification of Ernst & Young LLP as independent registered public accountants.

PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF

THE NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in 2010 and pursuant to Section 14A of the Exchange Act, an advisory vote on the frequency of stockholder votes on executive compensation was conducted in connection with the 2011 annual meeting of stockholders. At that meeting our stockholders agreed, and the board subsequently approved, that the advisory vote on executive compensation be held on an annual basis.

Accordingly, and pursuant to Section 14A of the Exchange Act, we are asking stockholders for an advisory approval of the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion included in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives stockholders an opportunity to approve, reject or abstain from voting with respect to our overall fiscal 2012 executive compensation programs and policies and the compensation paid to our named executive officers. Unless the board determines otherwise, the next such vote will be held at the company’s 2014 annual meeting of stockholders.

Please read the Compensation Discussion and Analysis section beginning on page      for additional details about our executive compensation program, including information about the fiscal year 2012 compensation of our named executive officers and the measures taken to address concerns of our stockholders following last year’s “say on pay” vote. In summary, the compensation and management development committee believes that compensation should help recruit, retain and motivate a highly talented team of executives with the requisite set of skills and experience to successfully lead the company in creating long-term value for our stockholders. Our executive compensation and benefit programs are designed primarily to align executive compensation with the long-term interests of our stockholders and to reward increased stockholder value and the achievement of key operating objectives. The company believes that its executive compensation program, as further modified in 2012, satisfies these goals.

Our compensation for the named executive officers consists primarily of a cash salary, an annual cash bonus and long term incentive compensation historically in the form of stock options and restricted stock. Commencing in 2012, performance shares replaced stock options in the long term awards to the company’s officers. Our compensation and management development committee believes that the proportion of at-risk, performance-based compensation should rise as an employee’s level of responsibility increases. Further, our compensation programs are designed to mitigate risk by emphasizing long-term compensation and financial performance measures correlated with growing stockholder value rather than simply rewarding shorter-term performance and payout periods. We believe that the mix and structure of our executive compensation package strikes the appropriate balance to promote long-term returns without motivating or rewarding excessive risk taking. Hess’s compensation principles and objectives that govern compensation decisions include:

•	Pay for performance,

•	Retain, attract and motivate key talent,

•	Align executive interests with stockholders,

•	Emphasize a culture of safety and sustainability,

•	Minimize excessive or inappropriate risk,

•	Promote consistent benefit programs,

•	Limit perquisites, and

•	Provide independent oversight.

This proposal allows our stockholders to express their opinions regarding the decisions of the compensation and management development committee on the prior year’s annual compensation to the named executive officers. Because your vote on this proposal is advisory, it will not affect, limit or augment existing compensation or awards or be binding on the company, the board or the compensation and management development committee. However, the board and the committee will carefully consider the voting results on this proposal in future decisions on executive compensation. Your advisory vote will serve as an additional tool to guide the board and the compensation and management development committee in continuing to improve the alignment of the company’s executive compensation programs with the long-term interests of Hess and its stockholders, and is consistent with our commitment to high standards of corporate governance.

Hess’s 2012 advisory vote on executive compensation received the approval of 57% of votes cast. Building on that approval, we contacted [a significant number of our largest stockholders] after the 2012 vote to ask for their input on our compensation policies and practices. As a result of those discussions, we have made certain compensation decisions and provided additional information in this proxy statement, as more particularly described in “2012 Say on Pay Vote Results and Stockholder Outreach” on page     . As discussed in Compensation Discussion and Analysis above, in determining 2013 compensation and assessing our compensation policies, the compensation and management development committee and the board of directors considered the views of stockholders, including the results of the 2012 advisory vote.

For the reasons stated in the Executive Summary and elsewhere in Compensation Discussion and Analysis starting at page     , we believe that our executive compensation program is well-designed, appropriately aligns executive pay with company performance and incentivizes management to work for the long-term growth of stockholder value.

Accordingly, the board of directors recommends that stockholders endorse our executive compensation program by voting FOR the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Adoption of the resolution requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the 2013 annual meeting. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

PROPOSAL 4: PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF

INCORPORATION AND BY-LAWS TO DECLASSIFY THE BOARD

The company’s board of directors is currently divided into three classes, each elected for a three-year term. This classified structure was put in place by amendments to the company’s certificate of incorporation and by-laws approved by the stockholders in 1985. The board believed that this structure would promote continuity and stability of strategy, oversight and policies, provide negotiating leverage to the board in a potential takeover situation and facilitate the ability of the board to focus on creating long-term stockholder value.

At last year’s annual meeting, the Treasurer of the State of North Carolina Equity Investment Fund Pooled Trust, represented by the North Carolina State Treasurer, presented a non-binding stockholder proposal urging the board to take all necessary steps (other than any steps that must be taken by stockholders) to eliminate the classification of the board of directors and to require that all directors elected at or after the annual meeting held in 2013 be elected on an annual basis. The proposal requested that the declassification be effected in a manner that would not prevent any director elected prior to the annual meeting held in 2013 from completing the term for which such director was elected.

The board last year determined to put this non-binding proposal to the stockholders without any recommendation as to how to vote, explaining the benefits it believed the classified board continued to afford our company so that stockholders could consider them together with the opposing views presented by the proponent. The board also stated that it would carefully consider the views of the stockholders as expressed in the vote on the proposal.

This non-binding proposal was supported by stockholders representing 56.8% of the outstanding shares and 77.5% of the votes cast on the proposal. In order to implement declassification of the board, the certificate of incorporation and by-laws of our company will need to be amended. After careful deliberation of the corporate governance and nominating committee and the full board of directors, and taking into account the level of support for the proposal at last year’s annual meeting, the board has approved proposed amendments to the certificate of incorporation and by-laws eliminating the classified structure and providing for the annual election of directors beginning at the 2014 annual meeting. The full text of these proposed amendments is attached as Annex A to this proxy statement.

Under the proposed amendments, the annual election of directors will be phased in gradually to assure a smooth transition. Directors elected at the 2012 and 2013 annual meetings will serve the remainder of their three-year terms and annual election of those directors would begin upon expiration of their terms. Directors elected at the 2014 meeting would be elected for a one-year term. Directors elected to fill newly created directorships resulting from an increase in the number of directors or any vacancies on the board will serve until the next annual meeting.

Pursuant to our certificate of incorporation, the affirmative vote of 80% of the outstanding shares of common stock is required to adopt the proposed amendments. Accordingly, abstentions and broker non-votes will effectively be votes against the proposal.

The board of directors recommends that stockholders vote FOR the approval of the proposed amendments to the certificate of incorporation and by-laws.

PROPOSAL 5: STOCKHOLDER PROPOSAL FOR AN INDEPENDENT CHAIRMAN

The company has received notice from the Indiana Laborers Pension Fund, 905 16th Street, NW, Washington, DC 20006, which has continuously held approximately 32,460 shares of the company’s common stock since November 2011, of its intention to present the following resolution for action at the annual meeting. The proponent also furnished the supporting statement immediately following the resolutions. Adoption of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy. Abstentions will be counted as present for purposes of this vote and therefore will have the same effect as a vote against this stockholder proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

PROPOSAL FOR AN INDEPENDENT CHAIRMAN

RESOLVED: That the stockholders of Hess Corporation, (“Hess” or “the Company”) ask the board of directors to adopt a policy that, whenever possible, the board’s chairman should be an independent director who has not previously served as an executive officer of the Company. The policy should be implemented so as not to violate any contractual obligation. The policy should also specify (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance with the policy is excused if no independent director is available and willing to serve as chairman.

SUPPORTING STATEMENT FROM STOCKHOLDER PROPONENT

It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management, including the Chief Executive Officer (CEO), in directing the corporation’s business and affairs. Currently Mr. John Hess is Chairman of the Board and CEO. We believe that the practice of combining the two positions may not adequately protect shareholders.

We believe that an independent Chairman who sets agendas, priorities and procedures for the board can enhance board oversight of management and help ensure the objective functioning of an effective board. We also believe that having an independent Chairman (in practice as well as appearance) can improve accountability to shareowners, and we view the alternative of having a lead outside director, even one with a robust set of duties, as not adequate to fulfill these functions.

A number of respected institutions recommend such separation. CalPERS’ Corporate Core Principles and Guidelines state that “the independence of a majority of the Board is not enough”; “the leadership of the board must embrace independence, and it must ultimately change the way in which directors interact with management.” In 2009 the Milstein Center at Yale School of Management issued a report, endorsed by a number of investors and board members, that recommended splitting the two positions as the default provision for U.S. companies. A commission of The Conference Board stated in a 2003 report: “Each corporation should give careful consideration to separating the offices of Chairman of the Board and CEO, with those two roles being performed by separate individuals. The Chairman would be one of the independent directors.”

We believe that the recent economic crisis demonstrates that no matter how many independent directors there are on the Board, that Board is less able to provide independent oversight of the officers if the Chairman of that Board is also the CEO of the Company.

We, therefore, urge shareholders to vote FOR this proposal.

BOARD OF DIRECTORS STATEMENT

For the reasons discussed below the board of directors recommends a vote AGAINST the stockholder proposal.

The board of directors believes that stockholders are best served by giving the board the organizational flexibility to select the best person to serve as chairman. Effective corporate governance requires more than a “one size fits all” approach, and it is unwise to place unnecessary constraints on the board’s ability to determine the leadership structure that it believes will work best given the dynamics of the board and senior management and other factors at any particular time. Although the board currently believes it is in the best interests of the company and its stockholders to combine the positions of chief executive officer and chairman of the board, the board is aware that in the future, there may be circumstances under which an independent chairman is appropriate. Therefore, while the board does not believe it is appropriate to have a policy requiring the separation of chairman and chief executive officer roles, it also believes it should not have a policy requiring that they always be combined.

At present, the board has chosen to combine the positions of chief executive officer and chairman of the board. The board believes this structure promotes better alignment of strategic development and execution, more effective implementation of strategic initiatives, and clearer accountability for their success or failure. In addition, the company’s chief executive officer has the necessary experience, commitment and support of the other board members to also effectively carry out the role of chairman. His in-depth knowledge of the company and its historical development, his extensive industry expertise and his significant leadership experience make him particularly qualified to lead discussions on important matters affecting the company. Having the chief executive officer both lead management and chair the board has allowed the company to obtain the benefit of his strategic and operational insights and strong leadership skills across the full range of responsibilities of the company’s leadership, from long-term strategic direction to day-to-day operational execution.

The board regularly reviews this leadership structure and believes that combining the chairman and chief executive officer positions at this time does not impede independent oversight. The board has taken several steps to create a balanced governance structure in which independent directors exercise substantial oversight over management. The board is currently composed of 14 individuals, 12 of whom are independent under the New York Stock Exchange rules and 13 of whom will be independent if the company’s nominees are elected to the board at the 2013 annual meeting, and the members of each of the key board committees (the audit, compensation and management development, and corporate governance and nominating committees) are independent. Furthermore, the committees have unrestrained access to management and the authority to retain independent advisors as they deem appropriate. This means that oversight of key matters — such as the integrity of the company’s financial statements, executive compensation, the nomination of directors and evaluation of the board and its committees — is entrusted to independent directors. In addition, the board has a lead independent director who is elected by the independent members of the board. Mr. Nicholas Brady, former chairman of the corporate governance and nominating committee, was acting as the previous lead independent director, and the current lead independent director is Mr. John H. Mullin III.

As set forth in the company’s corporate governance guidelines, the responsibilities of the lead independent director include:

•	presiding at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors;

•	serving as liaison between the chairman and the independent directors;

•	approving board meeting schedules to assure that there is sufficient time for discussion of all agenda items, as well as meeting agendas and information sent to the board;

•	having authority to call meetings of the independent directors; and

•	if requested by major stockholders, ensuring that he or she is available for consultation and direct communication.

These responsibilities are substantially similar to many of the functions typically fulfilled by a board chairman and the board believes that such responsibilities provide an opportunity for the independent directors to frankly discuss management performance and other issues.

Based on the foregoing, the board believes that adopting a policy that requires an independent chairman would not be in the best interests of the company and its stockholders.

For these reasons, the board urges stockholders to vote AGAINST this proposal.

PROPOSAL 6: STOCKHOLDER PROPOSAL FOR A SIMPLE MAJORITY VOTE STANDARD

The company has received notice from James McRitchie, 9295 Yorkship Court, Elk Grove, CA 95758, who has continuously held no less than 50 shares of the company’s common stock since October 2011, of his intention to present the following resolution for action at the annual meeting. The proponent also furnished the supporting statement immediately following the resolutions. Adoption of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy. Abstentions will be counted as present for purposes of this vote and therefore will have the same effect as a vote against this stockholder proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

PROPOSAL FOR SIMPLE MAJORITY VOTE RIGHT

RESOLVED, Shareholders request that our board take the steps necessary so that each voting requirement in our charter and by-laws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.

SUPPORTING STATEMENT FROM STOCKHOLDER PROPONENT

Shareowners are willing to pay a premium for shares of corporations that have excellent corporate governance. Supermajority voting requirements have been found to be one of six entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. Currently 1%-minority can frustrate the will of our 79%-shareholder majority. Supermajority requirements are arguably most often used to block initiatives supported by most shareowners but opposed by management.

This proposal should also be evaluated in the context of our Company’s overall corporate governance as reported in 2012:

GMI/The Corporate Library, an independent investment research firm, downgraded our company to “F” with “Very High Governance Risk,” “Very High Concern” in director qualifications, “High Concern” in takeover defenses and “Very High Concern” in Executive Pay — $37 million for our CEO John Hess.

Mr. Hess was given a $4 million pension increase and has $41 million in total pension benefits. Because such payments are not tied to performance, they are difficult to justify in terms of shareholder value. Our highest paid executives were given discretionary cash bonuses again which undermines any sense of pay-for-performance. The only equity pay given to our highest paid executives was stock options and restricted stock units, both of which simply vest over time. Meanwhile total shareholder return for one-year was minus 30% vs. 8% positive for the S&P 500.

The large size of our board can lead to CEO dominance. Plus we did not have an independent Chairman or a Lead Director. Our directors were entitled to 3-year terms without standing for election. Eight of our directors were age 71 to 81 — succession planning concern. Seven of our directors had 10 to 34 years long-tenure. Director independence erodes after 10-years. Six of our directors received our highest negative votes of 11% to 33%. Plus these directors controlled all the seats on our nomination and executive pay committees except one. As a benchmark some of our directors received less than 2% in negative votes. Frank Olson (on two key board committees) was negatively flagged by GMI due to his involvement with Warnaco when Warnaco was charged with financial disclosure violations.

Please encourage our board to respond positively to this proposal to strengthen our corporate governance:

BOARD OF DIRECTORS STATEMENT

For the reasons discussed below the board of directors recommends a vote AGAINST the stockholder proposal.

This stockholder proposal recommends that the board of directors of the company act to implement a simple majority vote standard. The company’s by-laws already provide that nearly all proposals submitted to a vote of the company’s stockholders require the affirmative vote of a simple majority of the shares present in person or represented by proxy and entitled to vote on the matter. The exceptions to this simple majority vote requirement are limited and pertain to certain fundamental matters regarding corporate structure and governance, including (i) the alteration, amendment or repeal of certain provisions in the certificate of incorporation and by-laws relating to stockholder meetings, board structure and meetings, director elections and board vacancies, and (ii) the removal of directors, which require the approval of at least 80 percent of the outstanding shares entitled to vote. In addition, the company’s certificate of incorporation requires the approval of at least two-thirds of the outstanding shares entitled to vote for certain business combinations with a 20% stockholder and the sale, lease or exchange of all or substantially all of the assets or property of the company.

After careful consideration, the board has determined that these limited supermajority vote requirements are in the best interests of the company and its stockholders, because they ensure that a broad consensus of stockholders — and not merely a simple majority — must agree on changes to certain significant corporate matters. Indeed, these supermajority vote requirements are fully consistent with stockholders’ rights. They are designed to provide protection for all stockholders by protecting them against self-interested actions by one or a few large stockholders. In the absence of these supermajority vote requirements, it would be possible for a small number of very large stockholders to make fundamental corporate changes, including changes to the structure of the board, that would have a long-lasting impact on the company and all of its stockholders.

The provisions relating to business combinations are intended to provide minority stockholders with a measure of protection against business combinations and other transactions that may be inadequately priced, unfair, coercive or otherwise not in their best interests. For example, unsolicited acquirers have sometimes employed coercive tactics such as partial or two-tiered takeover offers that do not treat all stockholders equally or which offer an inadequate price as they pursue a short term agenda, such as a quick profit, that is not necessarily in the best interests of all stockholders. These tactics have sometimes been coercive and designed to pressure stockholders and a company’s board of directors to act in haste and to make decisions without affording an adequate opportunity to evaluate all possibilities. The supermajority vote requirement is not intended to — and does not — preclude unsolicited, non-abusive offers to acquire the company at a fair price. Instead, it is designed to encourage a potential acquirer to negotiate directly with the board, which the board believes is in the best position to evaluate the adequacy and fairness of proposed offers, to negotiate on behalf of all stockholders, to maximize value for all stockholders, and to protect stockholders against abusive takeover tactics.

In short, the supermajority vote requirements have been included in the company’s certificate of incorporation and by-laws in order to ensure that minority stockholders have a voice in determining certain core features of the company’s corporate structure and governance and major business combinations.

The board — which currently consists of twelve out of fourteen directors who are independent under the standards established by the New York Stock Exchange and the U.S. Securities and Exchange Commission (and thirteen out of fourteen directors would be independent if the company’s nominees are elected at the 2013 annual meeting) — regularly considers and evaluates the company’s corporate governance practices and does not believe that implementation of this proposal will enhance corporate governance practices or further the best interests of the company’s stockholders. As a result, the board recommends a vote against the simple majority proposal.

Stockholders should be aware that this stockholder proposal is simply a request that the board take the actions specified in the proposal. Approval of this stockholder proposal would not automatically eliminate the supermajority vote requirements contained in the company’s certificate of incorporation and by-laws. To eliminate these provisions, the board would need to authorize amendments to the certificate of incorporation and by-laws and submit such amendments to stockholders for their approval at a future meeting. Pursuant to the company’s certificate of incorporation, these supermajority vote requirements would be eliminated only if the holders of at least 80 percent or two-thirds, as applicable, of all outstanding shares eligible to vote approve such amendments.

For these reasons, the board urges stockholders to vote AGAINST this proposal.

PROPOSAL 7: STOCKHOLDER PROPOSAL FOR A REPORT REGARDING POLITICAL CONTRIBUTIONS

The company has received notice from Paul and Eileen LeFort, represented by Trillium Asset Management LLC, 711 Atlantic Avenue, Boston, MA 02111, who have continuously held more than $2,000 of the company’s common stock since November 2011, of its intention to present the following resolution for action at the annual meeting. The proponent also furnished the supporting statement immediately following the resolutions. Adoption of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy. Abstentions will be counted as present for purposes of this vote and therefore will have the same effect as a vote against this stockholder proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

PROPOSAL FOR POLITICAL CONTRIBUTIONS REPORT

Resolved, that the shareholders of Hess Corporation (“Hess” or “Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.	Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and

b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website.

SUPPORTING STATEMENT FROM STOCKHOLDER PROPONENT

Long-term shareholders of Hess support transparency and accountability in corporate spending on political activities. These activities include direct and indirect political contributions to candidates, parties, or organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the company and its shareholders, and critical for compliance with federal ethics laws. Moreover, the Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

We are concerned that there seems to be such an accountability gap at Hess. The Company states in its Code of Conduct that it does not make political contributions with corporate funds. However, publicly available sources (the New York State Board of Elections Campaign Finance Disclosure and the New Jersey Election Law Enforcement websites) indicate that it has given at least $20,308 in state-level contributions since 2001. This discrepancy between stated policy and public records suggests a gap in the Company’s compliance systems, making this resolution even more important.

Moreover, the 2012 CPA-Zicklin Index of Corporate Political Accountability and Disclosure ranked Hess at the bottom of the five “Petroleum Refining” companies for political disclosure- with a score of just 13 out of 100 points. This proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring our Company in line with a growing number of leading companies, including Exelon, Merck and Microsoft that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

BOARD OF DIRECTORS STATEMENT

The board of directors recommends that stockholders vote AGAINST this proposal for the following reasons:

While the company supports transparency and accountability in political spending, the board believes that the disclosures recommended by the proponent are unnecessary in view of the company’s very limited political activities and policy against corporate political contributions, the potential misleading implications of such disclosures, and the current public availability of much of the information requested by the proponent.

The company’s policy relating to political contributions is set forth in its code of business conduct and ethics and its annual sustainability report, both of which are available on the company’s website at www.hess.com. The company has a policy that it does not use corporate funds to make contributions to political candidates, political parties, political committees or other political entities organized and operating under Section 527 of the Internal Revenue Code. In addition, the company does not sponsor a political action committee for employee contributions.

The company belongs to a number of trade associations, primarily to give the company access to the business, technical and industry standard-setting expertise of these associations. The company has no control over and does not necessarily agree with the political positions taken by these trade associations. We believe that requiring the company to disclose payments made to these associations, presumably as an indication of political spending, is potentially misleading because it is not necessarily indicative of the company’s position on any particular issue. Moreover, under the Internal Revenue Code, the extent to which trade associations engage in political activities is already required to be disclosed by the associations, although disclosure of memberships or of dues paid by members is not required to be disclosed.

The political contributions cited by the proponent as having been made by the company, while insignificant, were made in 2001 and 2002. Since that time, the company has increased its efforts to ensure compliance with its political contributions policy. In fact, the company rescinded one contribution listed by the proponent’s sources when it was discovered that the payment had inadvertently been made.

In light of the company’s very limited political activities and policy against corporate political contributions, as well as the potential misleading implications of the requested disclosures and existing public availability of much of this information, the board believes the proposal is unnecessary and would not provide any significant benefit to stockholders.

For these reasons, the board urges stockholders to vote AGAINST this proposal.

PROPOSAL 8: ELLIOTT PROPOSAL

The company has received notice from Elliot Associates, L.P., 40 West 57th Street, New York, New York 10019 and Elliott International, L.P., c/o Maples & Calder, P.O. Box 309, Ugland House, South Church Street, George Town, Cayman Islands, British West Indies or c/o Elliott Management Corporation, 40 West 57th Street, New York, New York 10019 of their intention to present the following resolution for action at the annual meeting, which would allow stockholders of the company to amend or repeal any amendments to the by-laws unilaterally adopted by the board without stockholder approval subsequent to February 2, 2011. Adoption of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy. Abstentions will be counted as present for purposes of this vote and therefore will have the same effect as a vote against this stockholder proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal. Adoption of the Elliott Proposal would have the effect of repealing any provisions or amendments of the by-laws adopted without stockholder approval after February 2, 2011 and prior the company’s 2013 annual meeting.

PROPOSAL TO REPEAL NEW BYLAWS

RESOLVED, that each provision or amendment of the By-laws adopted by the Board without the approval of the Company’s stockholders subsequent to February 2, 2011 (purportedly the last date of reported changes) and prior to the approval of this resolution be, and they hereby are, repealed, effective as of the time this resolution is approved by the Company’s stockholders.

BOARD OF DIRECTORS STATEMENT

The board of directors recommends that stockholders vote AGAINST the Elliott Proposal for the following reasons:

Elliott’s proposal seeks to repeal any provisions or amendments of the company’s by-laws adopted without stockholder approval after February 2, 2011 and prior to the company’s 2013 annual meeting, without regard to the subject matter of any by-law provisions or amendment in question.

No provisions or amendments to the company’s by-laws have been adopted subsequent to February 2, 2011. While the board does not currently expect to adopt any amendments to the by-laws prior to the company’s 2013 annual meeting, the board could determine prior to the annual meeting that an amendment is necessary and in the best interest of the stockholders. The board believes that the automatic repeal of any by-law amendment, irrespective of its content, duly adopted by the board (whether with or without stockholder approval) could have the effect of repealing one or more properly adopted by-law amendments that the board determined to be in the best interests of the company and its stockholders and adopted in furtherance of its fiduciary duties, including in response to future events not yet known to the company. Furthermore, as a public company subject to the federal proxy rules, it might be impracticable — if not impossible — for the company to obtain stockholder approval for a necessary by-law amendment within a timeframe necessary to serve the best interests of the company and its stockholders.

As the board is fully empowered by its corporate documents and applicable law to alter, amend, repeal or add provisions to the company’s by-laws in accordance with its fiduciary duties and no provision of the company’s by-laws is expected to be impacted by the Elliott Proposal, we believe this proposal represents no purpose other than to limit board actions otherwise permitted by the company’s governing documents and Delaware law.

For these reasons, the board urges stockholders to vote AGAINST the Elliott Proposal.

Other Matters

The board of directors knows of no other matters to come before the meeting. Should any unanticipated business properly come before the meeting, the persons named in the enclosed WHITE proxy will vote in accordance with their best judgment. The accompanying WHITE proxy confers discretionary authority to such persons to vote on any unanticipated matters.

It is important that proxies be returned promptly. Stockholders are urged to date and sign the WHITE proxy and return it promptly in the accompanying envelope, or to vote via the internet or by calling the toll-free number as instructed on the WHITE proxy card.

If stockholders have any questions or require any assistance with voting your shares, please contact the company’s proxy solicitor at the contact listed below:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

By order of the Board of Directors,

George C. Barry

Secretary

New York, New York

[                    ], 2013

Annex A

PROPOSED AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS

Proposed Amendments to the Restated Certificate of Incorporation

Article FIFTH

Section 2. Number, Election and Terms of Directors. Except as otherwise fixed pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws. The directors elected prior to the 2014 annual meeting of stockholders, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends, or upon liquidation, shall be and are divided into three classes, and each such director shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of his or her election and until his or her successor is duly elected and qualified. The directors elected at each annual meeting of stockholders, commencing with the annual meeting in 2014, shall hold office for a term expiring at the next annual meeting of stockholders and until their successors are elected and qualified.

Section 4. Newly Created Directorships and Vacancies. Except as otherwise fixed pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such director’s successors shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Proposed Amendments to the By-Laws

Article IV — Directors

Section 1. (a) Number, Election and Terms. Except as otherwise fixed pursuant to the provisions of Article FOURTH of the Restated Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time by the Board of Directors but shall not be less than three. The directors elected prior to the 2014 annual meeting of stockholders, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends, or upon liquidation, shall be and are divided into three classes, and each such director shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of his or her election

A-1

and until his or her successor is duly elected and qualified. The directors elected at each annual meeting of stockholders, commencing with the annual meeting in 2014, shall hold office for a term expiring at the next annual meeting of stockholders and until their successors are elected and qualified.

The term “entire Board” as used in these By-Laws means the total number of directors which the Corporation would have if there were no vacancies.

Section 8. Newly Created Directorships and Vacancies. Except as otherwise fixed pursuant to the provisions of Article FOURTH of the Restated Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such director’s successors shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

A-2

Annex B

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be participants in our solicitation of proxies from our stockholders in connection with our 2013 annual meeting of stockholders (collectively, the “Participants”).

Directors and Nominees

The principal occupations of our directors and nominees are set forth under the section above titled “Election of Directors” of this proxy statement. The name of the Directors and Nominees are set forth below and the business addresses for all the Directors and Nominees is c/o Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036.

Name
Samuel W. Bodman
Nicholas F. Brady
John B. Hess
Gregory P. Hill
Edith E. Holiday
Thomas H. Kean
John Krenicki, Jr.
Risa Lavizzo-Mourey
Craig G. Matthews
Kevin Meyers
John H. Mullin, III
Samuel A. Nunn
Frank A. Olson
James H. Quigley
Fredric Reynolds
Ernst H. von Metzsch
William Schrader
Mark Williams
Robert N. Wilson

Officers and Employees

The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with the company, and the business address for each person is Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036.

Name	Title
George C. Barry	Vice President, Deputy General Counsel and Secretary
Robert M. Biglin	Vice President and Treasurer
Timothy B. Goodell	Senior Vice President and General Counsel
John B. Hess	Chairman of the Board and Chief Executive Officer
Gregory P. Hill	Executive Vice President & President, Worldwide Exploration and Production
Lawrence H. Ornstein	Senior Vice President, Marketing and Refining, Financial Controls
Jonathan L. Pepper	Vice President, Corporate Communications
John P. Rielly	Senior Vice President and Chief Financial Officer
John J. Scelfo	Senior Vice President, Financial and Corporate Development
F. Borden Walker	Executive Vice President and President, Marketing and Refining
Jay R. Wilson	Vice President, Investor Relations
Mykel J. Ziolo	Senior Vice President, Human Resources

Information Regarding Ownership of Company Securities By Participants

The amount of the company’s securities beneficially owned by each Participant as of February 1, 2013, including the number of securities for which beneficial ownership can be acquired within 60 days of such date are listed below. Except as otherwise noted in the footnotes below, each person or entity identified in the table below[, to our knowledge,] has sole voting and investment power with respect to the securities they hold, other than property rights of spouses.

Name	Amount and Nature of Beneficial Ownership		Of total number of shares beneficially owned, number of option shares
George C. Barry	60,511		37,065
Robert M. Biglin	51,799		34,885
Samuel W. Bodman	26,186
Nicholas F. Brady	19,024,116	(a)(b)
Timothy B. Goodell	194,674		139,410
John B. Hess	36,436,387	(a)(c)	1,263,960
Gregory P. Hill	348,701		261,540
Edith E. Holiday	31,081
Thomas H. Kean	25,367,801	(a)(d)
John Krenicki, Jr.	N/A
Risa Lavizzo-Mourey	21,781
Craig G. Matthews	29,476
Kevin Meyers	N/A
John H. Mullin, III	36,781
Samuel A. Nunn	2,340
Frank A. Olson	37,981
Lawrence H. Ornstein	252,707		190,705
Jonathan L. Pepper	40,244		33,550
James H. Quigley	N/A
Fredric Reynolds	N/A
John P. Rielly	524,278		365,010
John J. Scelfo	220,741		158,705
William Schrader	N/A
Ernst H. von Metzsch	73,281	(e)
F. Borden Walker	729,422		563,815
Mark Williams	0
Jay R. Wilson	101,101		91,725
Robert N. Wilson	68,181
Mykel J. Ziolo	222,674		154,830

(a)	The individual amounts and percentages shown for Messrs. Hess, Brady and Kean should not be added because they reflect shared beneficial ownership.

(b)	See footnotes (b), (c) and (f) to the table under the caption “Ownership of Voting Securities by Certain Beneficial Owners.”

(c)	See footnotes (b), (c), (d) and (e) to the table under the caption “Ownership of Voting Securities by Certain Beneficial Owners.”

(d)	See footnotes (b), (c), (d) and (g) to the table under the caption “Ownership of Voting Securities by Certain Beneficial Owners.”

(e)	This amount includes 20,000 shares held by 2 trusts for the benefit of Mr. von Metzsch and his spouse.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the company’s securities by each Participant during the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Company Securities Purchased or Sold (March 2011 to March 2013)

Name	Transaction Date	# of Shares	Transaction Description
George C. Barry	3/25/2011	2,000	Cashless exercise of options and sale of underlying stock
	3/31/2011	1,000	Cashless exercise of options and sale of underlying stock
	4/1/2011	1,000	Cashless exercise of options and sale of underlying stock
	2/7/2012	1,400	Sale to satisfy tax withholding on vesting of restricted stock
	3/7/2012	3,191	Grant — Restricted stock
	3/7/2012	3,191	Grant — Performance shares
	2/5/2013	1,201	Sale to satisfy tax withholding on vesting of restricted stock
Robert M. Biglin	2/7/2012	1,155	Sale to satisfy tax withholding on vesting of restricted stock
	3/7/2012	2,538	Grant — Restricted stock
	3/7/2012	2,538	Grant — Performance shares
	1/28/2013	2,400	Sale
	2/5/2013	949	Sale to satisfy tax withholding on vesting of restricted stock
Samuel W. Bodman	3/7/2012	2,335	Grant — Stock award
	3/7/2012	387	Purchase
Nicholas F. Brady	3/7/2012	2,335	Grant — Stock award
	3/7/2012	387	Purchase
Timothy B. Goodell	3/2/2011	11,750	Grant — Restricted stock
	2/7/2012	9,569	Sale to satisfy tax withholding on vesting of restricted stock
	3/7/2012	14,503	Grant — Restricted stock
	3/7/2012	14,503	Grant — Performance shares
John B. Hess — Individual	3/2/2011	49,930	Grant — Restricted stock
	3/8/2011	62,500	Sale to satisfy tax withholding on vesting of restricted stock
	9/12/2011	174,950	Purchase
	1/30/2012	91,250	Purchase
	3/7/2012	61,638	Grant — Restricted stock
	3/7/2012	61,638	Grant — Performance shares
	4/30/2012	48,000	Purchase
Charitable Lead Annuity Trust u/w Leon Hess	3/1/2011	60,000	Sale
	3/2/2011	45,000	Sale
	3/3/2011	45,000	Sale
	3/4/2011	45,000	Sale
	3/7/2011	45000	Sale
	3/8/2011	2,970	Sale
August 2009 Grantor Annuity Trust	3/1/2011	3,700	Sale

Name	Transaction Date	# of Shares	Transaction Description
September 2009 Grantor Annuity Trust	3/1/2011	56,300	Sale
	3/2/2011	45,000	Sale
	3/3/2011	45,000	Sale
	3/4/2011	45,000	Sale
	3/7/2011	45,000	Sale
	3/8/2011	31,430	Sale
	3/9/2011	2,939	Sale
Gregory P. Hill	3/2/2011	20,560	Grant — Restricted stock
	2/7/2012	23,024	Sale to satisfy tax withholding on vesting of restricted stock
	3/7/2012	25,381	Grant — Restricted stock
	3/7/2012	25,381	Grant — Performance shares
	7/30/2012	3,126	Sale
	11/6/2012	2,000	Sale
	12/28/2012	4,000	Sale

Edith E. Holiday	3/7/2012	2,335	Grant — Stock award
	3/7/2012	387	Purchase
Thomas H. Kean	3/7/2012	2,335	Grant — Stock award
	3/7/2012	387	Purchase
John Krenicki, Jr.	N/A
Risa Lavizzo-Mourey	3/7/2012	2,335	Grant — Stock award
	3/7/2012	387	Purchase
Craig G. Matthews	3/7/2012	2,335	Grant — Stock award
	3/7/2012	387	Purchase
Kevin Meyers	N/A
John H. Mullin, III	8/9/2011	10,000	Purchase
	3/7/2012	10,000	Purchase
	3/7/2012	2,335	Grant — Stock award
	5/3/2012	387	Purchase
Samuel A. Nunn	9/13/2012	1,340	Grant — Stock award
Frank A. Olson	3/7/2012	2,335	Grant — Stock award
	3/7/2012	387	Purchase
Lawrence H. Ornstein	3/10/2011	27,000	Sale to satisfy tax withholding on vesting of restricted stock
	3/25/2011	21,000	Cashless exercise of options and sale of underlying stock
	6/6/2011	18,000	Cashless exercise of options and sale of underlying stock
	2/7/2012	7,395	Sale to satisfy tax withholding on vesting of restricted stock
	3/7/2012	12,872	Grant — Restricted stock
	3/7/2012	12,872	Grant — Performance shares
	2/5/2013	7,671	Sale to satisfy tax withholding on vesting of restricted stock
Jon Pepper	2/7/2012	1,442	Sale to satisfy tax withholding on vesting of restricted stock
	3/7/2012	2,719	Grant — Restricted stock
	3/7/2012	2,719	Grant — Performance shares
	2/4/2013	1,355	Sale to satisfy tax withholding on vesting of restricted stock
	2/5/2013	1,355	Sale to satisfy tax withholding on vesting of restricted stock
Fredric Reynolds	N/A

Name	Transaction Date	# of Shares	Transaction Description
John P. Rielly	3/2/2011	11,750	Grant — Restricted stock
	3/8/2011	12,721	Sale to satisfy tax withholding on vesting of restricted stock
	3/6/2012	7,622	Sale to satisfy tax withholding on vesting of restricted stock
	3/7/2012	14,503	Grant — Restricted stock
	3/7/2012	14,503	Grant — Performance shares
John J. Scelfo	3/10/2011	9,000	Cashless exercise of options and sale of underlying stock
	3/22/2011	10,000	Cashless exercise of options and sale of underlying stock
	6/30/2011	7,000	Cashless exercise of options and sale of underlying stock
	2/7/2012	8,102	Sale to satisfy tax withholding on vesting of restricted stock
	2/9/2012	6,000	Sale
	2/24/2012	5,000	Sale
	3/7/2012	12,872	Grant — Restricted stock
	3/7/2012	12,872	Grant — Performance shares
	2/5/2013	6,183	Sale to satisfy tax withholding on vesting of restricted stock
William Schrader	N/A
Ernst H. von Metzsch	3/7/2012	387	Purchase
	3/7/2012	2,335	Grant — Stock award
	5/16/2012	10,000	Purchase
	5/16/2012	10,000	Purchase
F. Borden Walker	3/2/2011	14,690	Grant — Restricted stock
	3/8/2011	16,676	Sale to satisfy tax withholding on vesting of restricted stock
	3/6/2012	11,178	Sale to satisfy tax withholding on vesting of restricted stock
	3/7/2012	18,129	Grant — Restricted stock
	3/7/2012	18,129	Grant — Performance shares
Mark Williams	N/A
Jay R. Wilson	3/25/2011	9,000	Cashless exercise of options and sale of underlying stock
	3/31/2011	6,000	Cashless exercise of options and sale of underlying stock
	11/30/2011	3,000	Cashless exercise of options and sale of underlying stock
	2/6/2012	2,361	Sale to satisfy tax withholding on vesting of restricted stock
	3/7/2012	2,901	Grant — Restricted stock
	3/7/2012	2,901	Grant — Performance shares
	12/31/2012	500	Sale
	2/4/2013	1,781	Sale to satisfy tax withholding on vesting of restricted stock
Robert N. Wilson	3/7/2012	2,335	Grant — Stock award
	3/7/2012	387	Purchase
	11/13/2012	5,000	Purchase
Mykel J. Ziolo	2/7/2012	3,560	Sale to satisfy tax withholding on vesting of restricted stock
	3/7/2012	10,877	Grant — Restricted stock
	3/7/2012	10,877	Grant — Performance shares
	2/5/2013	3,881	Sale to satisfy tax withholding on vesting of restricted stock

Miscellaneous Information Regarding Participants

Except as described in this Annex B or otherwise disclosed in the proxy statement, to the company’s knowledge:

•	No Participant owns any securities of the company of record that such Participant does not own beneficially.

•

No Participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

•

No associate of any Participant owns beneficially, directly or indirectly, any securities of the company. No Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the company.

•

No Participant nor any associate of a Participant is a party to any transaction, since the beginning of the company’s last fiscal year, or any currently proposed transaction, in which (i) the company was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) any Participant or any related person thereof had or will have a direct or indirect material interest.

•

No Participant, nor any associate of a Participant, has any arrangement or understanding with any person (i) with respect to any future employment by the company or its affiliates or (ii) with respect to any future transactions to which the company or any of its affiliate will or may be a party.

•	No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting.

Annex C

HESS CORPORATION

AUDIT COMMITTEE CHARTER

A.	ORGANIZATION

1. The Audit Committee (the “Committee”) shall be appointed by the Board of Directors and shall consist of not less than three directors, all of whom shall have no material relationship with the Company and each of whom shall be “independent” under the rules of the New York Stock Exchange, Inc. (“NYSE”), and the Securities and Exchange Commission (“SEC”) rules in each case as affirmatively determined by the Board in its business judgment. Each member shall be “financially literate,” and one member of the Committee shall have “accounting or related financial management expertise,” in each case within the meaning of applicable NYSE rules and as determined by the Board of Directors in its business judgment. When and as required by applicable law and rules of the SEC, at least one member shall be a “financial expert” within the meaning of such laws and rules and as determined by the Board in its business judgment, or in the alternative, the Company shall make appropriate disclosures as required by applicable SEC rules explaining why there is not a member of the Committee who is a “financial expert”.

2. No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee, and discloses this determination in the Company’s annual proxy statement. No member of the Committee may receive any compensation from the Company other than (i) director’s fees, which may be received in cash, stock options or other in kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive. No member of the Committee may be an affiliated person of the Company or its subsidiaries.

3. Members shall be appointed by the Board of Directors based on nominations recommended by the Company’s Corporate Governance and Nominating Committee, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

4. The Board shall designate one member of the Committee as its chairperson.

B.	STATEMENT OF POLICY

1. The Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, the investment community, and others relating to the Company’s financial statements, the financial reporting practices of the Company, the systems of internal accounting and financial controls and disclosure controls, the internal audit functions, the annual independent audit of the Company’s financial statements, and the review of the independence and objectivity of outside auditors and matters pertaining to environment, health, safety and social responsibility (“EHS & SR”), compliance and risk management.

2. In fulfilling its duties, the Committee should maintain free and open communication between the Committee, the Board of Directors, independent registered public accountants, the internal auditors and management of the Company. The foregoing shall have direct and unfettered access to members of the Committee both at and between meetings of the Committee.

C.	PURPOSES OF THE AUDIT COMMITTEE:

The purposes of the Committee are to:

1. Assist Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent registered public accountants’ qualifications and independence and objectivity of the independent registered public accountants, and (iv) the performance of the independent registered public accountants and the Company’s internal audit function;

2. Prepare the report required to be prepared by the Committee pursuant to SEC rules for inclusion in the Company’s annual proxy statement.

3. Provide oversight and make recommendations to the Board of Directors with respect to Hess Corporation’s policies, positions and systems for EHS & SR, compliance and risk management.

The function of the Committee is oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements for maintaining appropriate accounting and financial reporting principles and policies, and for ensuring appropriate EHS & SR policies and risk management principles are in place. Management and the internal auditing departments are responsible for maintaining internal controls and procedures that provide for compliance with accounting and EHS & SR standards and applicable laws and regulations. The independent registered public accountants are responsible for planning and carrying out an audit of the Company’s annual financial statements, in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) assessing the effectiveness of internal controls over financial reporting, reviewing the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10 Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting, EHS & SR, compliance, risk management or auditing. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing procedures or reviews or to set auditor independence standards. Each member of the Audit Committee shall be entitled in his or her reasonable judgment to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

D.	MEETINGS OF THE AUDIT COMMITTEE

The Committee shall meet at least once every fiscal quarter. The Committee shall meet separately periodically at such times as it deems appropriate with management, the director of the internal auditing department and the independent registered public accountants to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent registered public accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

E.	DUTIES AND POWERS OF THE AUDIT COMMITTEE

To carry out its purposes, the Committee shall have the following duties and powers:

1. With respect to the independent registered public accounts,

(i)	to retain and terminate the independent registered public accountants (subject, if applicable, to shareholder ratification);

(ii)	to pre-approve all audit engagement fees and terms;

(iii)	to pre-approve all non-audit services permitted to be provided to this Company by the independent registered public accountants and receive certain disclosures regarding non-prohibited tax services when and as required by applicable law and SEC and accounting rules; provided, however, that for this purpose the Committee may delegate authority to one of its members, but any approval of non-audit services pursuant to such delegation shall be presented to the Committee at its next scheduled meeting;

(iv)	to require that the independent registered public accountants prepare and deliver annually a formal written statement (the “Auditors’ Statement”) describing: the firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review or peer review of the auditors, or by any inquiry or PCAOB review, investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent registered public accountants and the Company, including each non audit service provided to the Company and the matters set forth in PCAOB Ethics and Independence Rule 3526;

(v)	to discuss with the independent registered public accountants any relationships or services disclosed in the Auditors’ Statement that may impact the quality of audit services or the objectivity and independence of the independent registered public accountants;

(vi)

to require the independent registered public accountants to submit to the Company annually a formal written statement of the fees billed for each of the following categories of services rendered by the independent registered public accountants:

(i) the audit of the Company’s annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year; (ii) audited related services for the most recent fiscal year (iii) tax and tax-related services for the most recent fiscal year and (iv) all other services rendered by the independent registered public accountants for the most recent fiscal year, in the aggregate and by each service;

(vii)	if applicable, to consider whether the independent registered public accountants provision of (a) tax-related services and (b) other non audit services to the Company is compatible with maintaining the independence of the independent registered public accountants;

(viii)	to review and evaluate the experience, qualifications, performance and independence of the senior members of the independent registered public accountants;

(ix)	to discuss with management the timing and process for implementing the rotation of the lead audit partner and the reviewing partner when and as required by applicable law and SEC rules;

(x)	to take into account the opinions of management and the Company’s internal auditors in assessing the independent registered public accountants experience, qualifications, performance, independence and objectivity; and

(xi)	to instruct the independent registered public accountants that they are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

2. With respect to the internal auditing departments,

(i)	to review the appointment and replacement of the director of an internal auditing department;

(ii)	to review with the director of an internal audit department the qualifications and staffing of the internal audit departments and the scope of the audit programs; and

(iii)	to receive from the director of the internal auditing department summaries of and, as appropriate, the significant reports to management prepared by the internal auditing departments and management’s responses thereto;

3. With respect to financial and EHS & SR reporting principles and policies and internal controls and procedures,

(i)	to advise management, the internal auditing department and the independent registered public accountants that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and practices;

(ii)	to consider any reports or communications (and management’s and or the internal audit department’s responses thereto) submitted to the Committee by the independent registered public accountants required by or referred to in Statement of Auditing Standards No. 114, as may be modified or supplemented, including reports and communications related to deficiencies in the design or operation of internal controls, fraud, illegal acts, audit adjustments and the independent registered public accountants’ judgments about the quality of the entity’s accounting principles;

(iii)	to review management’s report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year and the independent registered public accountants’ report on the effectiveness of internal control over financial reporting.

(iv)	to meet with management, and, if appropriate, the independent registered public accountants and the director of the internal auditing department:

•

to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material or significant control deficiencies; (b) analyses prepared by management and/or the independent registered public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Company and (d) earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information);

•	to review the adequacy of internal controls and disclosure controls, including controls over quarterly financial reporting, computerized information systems and security;

•	to discuss the scope of the annual audits;

•

to discuss the annual audited financial statements and quarterly financial statements prior to their release, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•

to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent registered public accountants, relating to the Company’s financial statements;

•

to discuss any difficulties the independent registered public accountants encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

•

to discuss any accounting adjustments that were proposed by the independent registered public accountant but were “passed” (as immaterial or otherwise), any communications between the audit team and their national office with respect to significant auditing or accounting issues presented by the engagement and any “management” or “internal control” letter issued, or proposed to be issued, by the independent registered public accountants to the Company;

•	to review the form of opinion the independent registered public accountants propose to render to the Board of Directors and shareholders;

•

to discuss significant changes to the Company’s auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the independent registered public accountants, the internal auditing departments or management; and

•	to discuss policies with respect to EHS & SR, risk assessment and risk management, and compliance.

(v)	to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and to discuss the Company’s major financial and EHS & SR risk exposures and the steps management has taken to monitor and control such exposures;

(vi)	to obtain from the independent registered public accountants assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

(vii)	to discuss with the Company’s General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

(viii)	to review and discuss earnings press releases prior to their release;

(ix)	to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

(x)	to establish clear hiring policies for employees or former employees of the independent registered public accountants;

(xi)	when and as required by applicable law and SEC rules, to establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

(xii)	to review compliance with the Company’s business practice guide and reports to the Company’s internal hotline.

(xiii)	to review and approve all related party transactions required to be disclosed pursuant to SEC Regulations S-K, Item 404, and discuss with management the business rationale for the transactions and whether appropriate disclosures have been made.

(xiv)	to make a determination of whether it is appropriate for the Company to enter into swaps that are exempt from the requirements of sections 2(h)(1) and 2 (h)(8) of the Commodity Exchange Act and in making such determination of the Committee shall consider the Company’s then-current hedging strategy and recommendations of senior management of the Company.

4. With respect to reporting and recommendations,

(i)	to prepare any report or other disclosures, including any recommendation of the Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

(ii)	to review this Charter at least annually and recommend any changes to the full Board of Directors;

(iii)	to report regularly to the Board of Directors as it deems appropriate and, at a minimum, report to the Board of Directors after each of its meetings either at the Board meeting which immediately follows the meeting of the Committee or at the next succeeding Board meeting and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate; and

(iv)	to prepare and review with the Board of Directors an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this Charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board of Directors may take the form of an oral report by the Chairperson of the Committee or any other member of the Committee designated by the Committee to make the report.

F.	RESOURCES AND AUTHORITY OF THE AUDIT COMMITTEE

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts, as it deems appropriate, without seeking approval of the Board of Directors or management.

PRELIMINARY PROXY CARD DATED [    ], 2013 SUBJECT TO COMPLETION

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through [11:59 PM Eastern Time the day prior to annual meeting day].

Hess Corporation	INTERNET http://[ ] Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE [ ] Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#    Fulfillment#

[        ]          [        ]

ê FOLD AND DETACH HERE ê

WHITE PROXY CARD

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)	Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR all nominees in Proposal 1, and FOR Proposals 2, 3 and 4 and recommends a vote AGAINST Proposals 5, 6, 7 and 8.

1.	Election of the following nominees as Directors for three-year terms expiring in 2016.

Nominees:

1.1 J. KRENICKI

1.2 K. MEYERS	FOR ALL	WITHHOLD ON ALL	FOR ALL EXCEPT

1.3 F. G. REYNOLDS	☐	☐	☐

1.4 W. G. SCHRADER 1.5 M. WILLIAMS	(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For All Except” box above and write that nominee’s name in the space provided below)

	FOR	AGAINST	ABSTAIN

2. Ratification of the selection of Ernst & Young LLP as independent auditors for fiscal year ending December 31, 2013.	☐	☐	☐

3. Advisory approval of the compensation of our named executive officers.	☐	☐	☐

4. Approval of an amendment to the restated certificate of incorporation and by-laws to declassify the Board.	☐	☐	☐

5. Stockholder proposal recommending that the Board of Directors adopt a policy that requires an independent chairman.	☐	☐	☐

6. Stockholder proposal recommending that the Board of Directors take action to implement a simple majority vote standard.	☐	☐	☐

7. Stockholder proposal recommending that the company provide a report regarding political contributions.	☐	☐	☐

8.  Stockholder proposal submitted by Elliott Associates, L.P. and Elliott International, L.P. recommending that the company repeal any provision or amendment of the by-laws adopted without stockholder approval after February 2, 2011 and prior to the annual meeting.

	☐	☐	☐

Receipt of Notice of the Annual Meeting and of the 2013 Proxy Statement is hereby acknowledged.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign full corporate name by authorized officers, giving full title as such. If a partnership, please sign in partnership name by authorized person, giving full title as such.

The 2013 Proxy Statement and the 2012 Annual Report to Stockholders are available at: http://[                        ]

ê  FOLD AND DETACH HERE  ê

WHITE PROXY CARD

HESS CORPORATION

P R O X Y

PROXY SOLICITED BY BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS, May 16, 2013

The undersigned hereby appoints JOHN B. HESS, GREGORY P. HILL and TIMOTHY B. GOODELL, or any of them, proxies, each with power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Hess Corporation to be held at [    ], on May 16, 2013, at [    ], local time, and all adjournments or postponements thereof, as directed on the reverse side of this card, and in their discretion, upon any other matters which may properly come before the Annual Meeting or any adjournment or postponements thereof.

The undersigned hereby revokes any proxy heretofore given to vote said shares, and hereby ratifies all that said proxies may do at the Annual Meeting or any adjournment or postponements thereof.

Please indicate on the reverse side of this card how your stock is to be voted.

If not otherwise specified, shares will be voted FOR all nominees in Proposal 1, FOR Proposals 2, 3 and 4 and will be voted AGAINST Proposals 5, 6, 7 and 8 each as set forth on the reverse side of this card.

Address Change/Comments (Mark the corresponding box on the reverse side)	[ ]

(Continued and to be marked, dated and signed, on the other side)

WO# Fulfillment# [ ] [ ]

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through [11:59 PM Eastern Time the day prior to annual meeting day].

INTERNET
http://[ ]
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
Hess Corporation	OR
TELEPHONE
[ ]
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO# [ ]	Fulfillment# [ ]
▼ FOLD AND DETACH HERE ▼

WHITE PROXY CARD

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)
The Board of Directors recommends a vote FOR all nominees in Proposal 1 and FOR Proposals 2, 3 and 4 and recommends a vote AGAINST Proposals 5, 6, 7 and 8.	Please mark your votes as indicated in this example	☒

1.	Election of the following nominees as Directors for three-year terms expiring in 2016.						FOR	AGAINST	ABSTAIN
	Nominees: 1.1 J. KRENICKI 1.2 K. MEYERS 1.3 F.G. REYNOLDS 1.4 W.G. SCHRADER 1.5 M. WILLIAMS	FOR ALL ☐	WITHHOLD ON ALL ☐	FOR ALL EXCEPT ☐	2.	Ratification of the selection of Ernst & Young LLP as independent auditors for fiscal year ending December 31, 2013.	☐	☐	☐
					3.	Advisory approval of the compensation of our named executive officers.	☐	☐	☐
		(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “For All Except” box above and write that nominee’s name in the space provided below)			4.	Approval of an amendment to the restated certificate of incorporation and by-laws to declassify the Board.	☐	☐	☐
					5.	Stockholder proposal recommending that the Board of Directors adopt a policy that requires an independent chairman.	☐	☐	☐
					6.	Stockholder proposal recommending that the Board of Directors take action to implement a simple majority vote standard.	☐	☐	☐
					7.	Stockholder proposal recommending that the company provide a report regarding political contributions.	☐	☐	☐
8.

Stockholder proposal submitted by Elliott Associates, L.P. and Elliott International, L.P. recommending that the company repeal any provision or amendment of the by-laws adopted without stockholder approval after February 2, 2011 and prior to the annual meeting.

							☐	☐	☐
Receipt of Notice of the Annual Meeting and of the 2013 Proxy Statement is hereby acknowledged.

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign full corporate name by authorized officers, giving full title as such. If a partnership, please sign in partnership name by authorized person, giving full title as such.

Signature	Signature	Date

The 2013 Proxy Statement and the 2012 Annual Report to Stockholders are available at: http://[                        ]

▼ FOLD AND DETACH HERE ▼

WHITE PROXY CARD

HESS CORPORATION

P R O X Y

PROXY SOLICITED BY BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS, May 16, 2013

The undersigned hereby appoints JOHN B. HESS, GREGORY P. HILL and TIMOTHY B. GOODELL, or any of them, proxies, each with power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Hess Corporation to be held at [    ], on May 16, 2013, at [    ], local time, and all adjournments or postponements thereof, as directed on the reverse side of this card, and in their discretion, upon any other matters which may properly come before the Annual Meeting or any adjournment or postponements thereof.

The undersigned hereby revokes any proxy heretofore given to vote said shares, and hereby ratifies all that said proxies may do at the Annual Meeting or any adjournment or postponements thereof.

Please indicate on the reverse side of this card how your stock is to be voted.

If not otherwise specified, shares will be voted FOR all nominees in Proposal 1, FOR Proposals 2, 3 and 4 and will be voted AGAINST Proposals 5, 6, 7 and 8 each as set forth on the reverse side of this card.

Additional instructions for Hess Corporation Savings Plan Participants: Participants and Beneficiaries who do not vote the stock in the Company Stock Fund attributable to their accounts shall be deemed to have directed J.P. Morgan as Trustee to vote such stock on each proposal in the same proportion as other participants in the Plan vote.

Address Change/Comments (Mark the corresponding box on the reverse side)

(Continued and to be marked, dated and signed, on the other side)	WO# [ ]	Fulfillment# [ ]